                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT

                                       OF

             TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP


                          Dated as of February 1, 2001

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT
                                       OF
             TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP


                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
SECTION 1   DEFINITIONS....................................................................1
1.1      Terms Defined in this Section.....................................................1
1.2      Terms Defined Elsewhere in this Agreement........................................22

SECTION 2   THE PARTNERSHIP AND ITS BUSINESS..............................................24
2.1      Formation........................................................................24
2.2      Partnership Name and Trade Names.................................................24
2.3      Term of the Partnership..........................................................25
2.4      Purposes.........................................................................25
2.5      Principal Office and Other Offices...............................................26
2.6      Foreign Qualification............................................................26
2.7      Fiscal Year......................................................................26
2.8      Addresses of the Partners........................................................26
2.9      Property.........................................................................26
2.10     Certain Operating Policies.......................................................27

SECTION 3   MANAGEMENT OF THE PARTNERSHIP.................................................27
3.1      Generally........................................................................27
3.2      Limitations On Managing Partner..................................................34
3.3      Business Plans...................................................................37

SECTION 4   PARTNERSHIP CAPITAL...........................................................38
4.1      Capital Contributions............................................................38
4.2      Partnership Units................................................................42
4.3      Indebtedness.....................................................................44

SECTION 5   CASH DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES.........................45
5.1      Distributions....................................................................45
5.2      Redemption of Preferred Partnership Units........................................50
5.3      Allocations of Preferred Profit; Preferred Loss; Net Profit and Net Loss.........51
5.4      Section 754 Adjustment...........................................................54
5.5      Other Allocation Rules...........................................................54
5.6      Tax Allocations..................................................................56
5.7      Allocation in Event of Transfer..................................................56
5.8      Beneficial Assets and Subsidiary Beneficial Assets...............................56
5.9      Set-off..........................................................................57

SECTION 6   TRANSFERS OF PARTNERSHIP INTERESTS............................................58
6.1      Restrictions on Transfer.........................................................58

SECTION 7   ADVANCE/NEWHOUSE REPRESENTATION ON TWE COMMITTEE..............................59
7.1      TWE Full Service Network Management Committee....................................59

SECTION 8   RESTRUCTURING OF PARTNERSHIP AT ELECTION OF EITHER PARTNER....................59
8.1      Election by Partner..............................................................59
8.2      Restructuring of Partnership.....................................................60
8.3      Provision of Interim Services by TWE.............................................64
8.4      TWE Right of First Refusal.......................................................66

SECTION 9   ADVANCE/NEWHOUSE PUT OPTION...................................................66

SECTION 10  OTHER BUSINESS ACTIVITIES.....................................................72
10.1     Cable Television Systems.........................................................72
10.2     Programming Opportunities........................................................74
10.3     Other Services...................................................................75
10.4     Programming Carriage Commitment..................................................76
10.5     Advance/Newhouse Right of First Offer............................................76

SECTION 11  BOOKS AND RECORDS; ACCOUNTING; FISCAL YEAR....................................77
11.1     Books and Records................................................................77
11.2     Annual Financial Statements......................................................77
11.3     Additional Financial Information.................................................78
11.4     Tax Return Information...........................................................78
11.5     Other Information................................................................78
11.6     Bank Accounts....................................................................79
11.7     Other Audit Procedures...........................................................79
11.8     Tax Allocations..................................................................79

SECTION 12  DISSOLUTION...................................................................80
12.1     Causes of Dissolution............................................................80
12.2     Effect of Dissolution............................................................80
12.3     Winding Up and Liquidation.......................................................81

SECTION 13  INDEMNIFICATION...............................................................81
13.1     Indemnification by Partnership...................................................81
13.2     Indemnification by Partners......................................................82
13.3     Procedures.......................................................................82
13.4     Survival.........................................................................83

SECTION 14  REPRESENTATIONS...............................................................83
14.1     Organization, Standing, and Authority............................................83
14.2     Absence of Conflicting Agreements................................................83
14.3     Claims and Legal Actions.........................................................83

SECTION 15  MISCELLANEOUS.................................................................84
15.1     Acknowledgments..................................................................84
15.2     Bill for Partition...............................................................84

15.3     Notices..........................................................................84
15.4     Amendments.......................................................................84
15.5     Waivers and Further Assurances; Entire Agreement.................................84
15.6     Severability.....................................................................85
15.7     Specific Enforcement; Attorneys  Fees............................................85
15.8     Counterparts.....................................................................85
15.9     Captions; Gender.................................................................85
15.10    Governing Law; Venue; Disputes...................................................85
15.11    Binding Effect...................................................................85
15.12    Third Parties....................................................................86
15.13    Confidentiality..................................................................86
15.14    Liability of Partners............................................................86

                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT

                                       OF

             TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP


     This Amended and Restated Partnership Agreement (this "Agreement") was entered into as of February 1, 2001 by and between Advance/Newhouse Partnership, a New York general partnership ("Advance/Newhouse"), Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), and Paragon Communications, a Colorado general partnership ("Paragon").

                              PRELIMINARY STATEMENT

     The Partnership was formed pursuant to a Partnership Agreement dated as of September 9, 1994 (the "Original Agreement") between Advance/Newhouse and TWE, pursuant to which, and in accordance with the Contribution Agreement (as defined below), Advance/Newhouse and TWE each agreed, subject to certain conditions, to contribute or to cause to be contributed certain cable television systems and other assets to the Partnership. The parties hereto amended the Original Agreement pursuant to the First Amendment, dated as of February 12, 1998, the Second Amendment, dated as of December 31, 1998, and the Third Amendment, dated as of March 1, 1999 (collectively the "Prior Amendments"), pursuant to which, among other things, Paragon became a Partner. The parties desire to enter into this Agreement to continue the Partnership, and to provide for the allocation of profit and loss, cash flow, and other proceeds of the Partnership among the Partners, the respective rights, obligations, and interests of the Partners to each other and to the Partnership, and certain other matters.

                                   AGREEMENTS

     In consideration of the mutual covenants and agreements set forth in this Agreement, the parties, intending to be bound legally, agree as follows.

SECTION 1  DEFINITIONS

     1.1 Terms Defined in this Section. As used in this Agreement, the following terms have the following meanings:

     "Act" means the New York Uniform Partnership Law, as from time to time in effect.





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                                                                               2


     "Adjusted Tax Amount" means, for any year, with respect to any Partner, the product of (i) such Partner's Percentage Interest, and (ii) the amount determined by dividing (a) the product of (I) the Special Tax Amount of Advance/Newhouse for such year, and (II) the Rate Differential, by (b) the Advance/Newhouse Percentage Interest.

     "Advance" means Advance Publications, Inc., a New York corporation.

     "Advance/Newhouse Accountants" means the independent auditors or other auditors selected by Advance/Newhouse.

     "Advance/Newhouse Loss Amount" means, with respect to a Fiscal Year, an estimate of the maximum amount of Taxable Loss of the Partnership for such Fiscal Year that is utilizable to offset other income, whether from the Partnership or any other source, of Advance/Newhouse or the Persons that are the taxpayers with respect to income of Advance/Newhouse (after taking into account the Special Income of Advance/Newhouse for such Fiscal Year).

     "Advance/Newhouse Owner" means any Person owning a direct or indirect equity interest in Advance/Newhouse or any Affiliate of such Person.

     "Advance/Newhouse Percentage Interest" means a fraction (expressed as a percentage) the numerator of which is the number of Common Partnership Units owned by Advance/Newhouse and the denominator of which is the total number of Common Partnership Units owned by all Partners.

     "Advance/Newhouse Redemption Event" means:

          (i) the death of any individual that requires Advance or Newhouse to redeem stock to pay estate taxes or other expenses described in Section 303 of the Code;

          (ii) any action by the Board of Directors or other body or Person exercising similar management authority of Advance/Newhouse, any Advance/Newhouse Owner, or any Affiliate of Advance/Newhouse obligating Advance/Newhouse, such Advance/Newhouse Owner, or such Affiliate to make capital expenditures for aggregate consideration in excess of $10 million in any single transaction or series of transactions;

          (iii) the decision by the Board of Directors or other body or Person exercising similar management authority of Advance/Newhouse, any Advance/Newhouse Owner, or any Affiliate of Advance/Newhouse to reduce indebtedness of Advance/Newhouse, such Advance/Newhouse Owner, or such Affiliate by an amount in excess of $10 million;

          (iv) receipt by Advance/Newhouse of notice from the Partnership that it is obligated to contribute cash to the Partnership pursuant to the Contribution Agreement subsequent to the Initial Closing Date;

          (v) the failure of the Partnership to maintain a ratio of Indebtedness to EBITDA that is less than or equal to 6:1;

          (vi) the failure of the Partnership to maintain a ratio of net worth to Indebtedness that is greater than 1:1;

          (vii) the failure of the Partnership to maintain a ratio of (A) EBITDA for the preceding four full fiscal quarters minus aggregate capital expenditures for such period, to (B) interest expense that is greater than 4:1;

          (viii) the entry of a judgment or any other determination of liability in excess of $10 million by a court or other governmental authority against Advance/Newhouse, any Advance/Newhouse Owner, or any Affiliate of Advance/Newhouse; or

          (ix) the receipt by Advance/Newhouse of an Indebtedness Notice pursuant to Section 4.3(c) which indicates that the Indebtedness intended to be incurred, created or assumed by the Partnership would restrict in any manner distributions by the Partnership with respect to any Preferred Partnership Units.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, except that:

          (i) neither the Partnership nor any Person controlled by the Partnership shall be deemed to be an Affiliate of a Partner or of any Affiliate of such Partner solely by virtue of such Partner's Partnership Interest;

          (ii) no Partner nor any Affiliate of any Partner shall be deemed to be an Affiliate of the other Partners or of any Affiliate of the other Partners solely by virtue of the Partners' Partnership Interests; and

          (iii) neither Paragon nor USW shall be deemed an Affiliate of TWE, the TWE Cable Division or TWX.

     "Agreement" means this Partnership Agreement, as it may be amended, modified, or supplemented from time to time in accordance with its terms.

     "Applicable Contribution Period" means, with respect to any asset contributed to the Partnership, (a) if for Federal income tax purposes such asset was deemed contributed to the Partnership on or before June 8, 1997, five years, (b) if for Federal income tax purposes such asset was deemed contributed to the Partnership after June 8, 1997, seven years, and (c) in the event that the time period specified in Section 704(c)(1)(B) of the Code (or any successor provision) is amended, then for any asset deemed for Federal income tax purposes to be contributed on or after the effective date of such amendment, the time period specified in such amendment.

     "Beneficial Asset" has the meaning ascribed thereto in the Contribution Agreement.

     "Capital Account" means an account to be maintained for each Partner which, subject to any contrary requirements of the Code, shall equal the aggregate value of such Partner's Partnership Interest on the Fourth Effective Date,

          (A) increased by (i) the amount of cash contributed by such Partner to the Partnership after the Fourth Effective Date (not including interest paid by such Partner pursuant to Section 4.1(b)(ii), Section 4.1(b)(iii), Section 4.1(b)(iv), Section 4.1(b)(v), Section 5.1(a)(iii)(z) or Section 5.1(b)(iii)(z) and not including cash deemed contributed by any Partner pursuant to Section 4.1(e)); (ii) the fair market value without regard to Code Section 7701(g) of property contributed by such Partner to the Partnership after the Fourth Effective Date (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) (treating any Subsidiary Beneficial Assets and other Beneficial Assets as if they had been contributed on the Initial Closing Date, the First Effective Date, the Second Effective Date, the Third Effective Date or the Fourth Effective Date, as applicable, and disregarding any subsequent actual contribution of such Subsidiary Beneficial Assets and other Beneficial Assets and any cash flow related thereto); (iii) allocations to it after the Fourth Effective Date of Preferred Profit, Gross Profit and Net Profit pursuant to Section 5; (iv) the amount of any liabilities of the Partnership that are assumed by such Partner pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c); and (v) other additions made in accordance with the Code and the provisions of Treasury Regulations
          Section 1.704-1(b)(2)(iv); and

          (B) decreased by (i) the amount of cash distributed to such Partner by the Partnership after the Fourth Effective Date; (ii) allocations to the Partner after the Fourth Effective Date of Preferred Loss, Gross Loss and Net Loss pursuant to Section 5; (iii) the fair market value without regard to Code Section 7701(g) of property distributed to such Partner by the Partnership after the Fourth Effective Date (net of liabilities secured by such distributed property or that such Partner is considered to assume or take subject to under Code Section 752) (taking into account any deemed distributions of Subsidiary Beneficial Assets and other Beneficial Assets); (iv) the amount of such Partner's individual liabilities that are assumed by the Partnership after the Fourth Effective Date pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(c); and (v) other deductions made in accordance with the Code and the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv).

Notwithstanding the foregoing, for purposes of determining Capital Accounts, (u) all of the adjustments, contributions or distributions required pursuant to the Contribution Agreement to be made subsequent to the Initial Closing Date and the contribution of TWE pursuant to Section 4.1(c)(ii) hereof shall be treated as if they had been made on the Initial Closing Date, (v) the Paragon Adjustment Amount and the TWE Adjustment Amount (as such terms are defined in Section 10 of the First Transaction Agreement) shall be treated as if they had been made on the First Effective Date, (w) all of the adjustments, contributions or distributions required pursuant to the Second Transaction Agreement or the TCI Contribution Agreement shall be treated as if they had been made on the Second Effective Date, (x) all of the adjustments, contributions or distributions required pursuant to the Third Transaction Agreement shall be treated as if they had been made on the Third Effective Date, (y) all of the adjustments, contributions or distributions required pursuant to the Fourth Transaction Agreement shall be treated as if they had been made on the Fourth Effective Date and (z) such adjustments, contributions, distributions, and Adjustment Amounts shall not give rise to any adjustments to Capital Account balances or redetermination of amounts contributed by or distributed to any Partner.

     "Capital Contribution" means either a Common Capital Contribution, a Preferred Capital Contribution, a Series A Preferred Capital Contribution, a Series B Preferred Capital Contribution or a Series C Preferred Capital Contribution.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

     "Common Capital Contribution" means, (i) with respect to Advance/Newhouse, the amount of cash contributed by such Partner to the Partnership pursuant to this Agreement (other than cash deemed contributed in exchange for Preferred Partnership Units pursuant to Section 4.1(e)) plus the fair market value without regard to Code Section 7701(g) of property contributed by such Partner to the Partnership pursuant to this Agreement (net of liabilities that are secured by such contributed property or that either Partner is considered to assume under Code Section 752); and (ii) with respect to each of Paragon and TWE, the excess of (A) the amount of cash contributed by such Partner to the Partnership pursuant to this Agreement (other than cash deemed contributed in exchange for Preferred Partnership Units pursuant to Section 4.1(e)) plus the fair market value without regard to Code Section 7701(g) of property contributed by such Partner to the Partnership pursuant to this Agreement (net of liabilities that are secured by such contributed property or that either Partner is considered to assume under Code Section 752), over (B) in the case of Paragon, the sum of the Series A Preferred Capital Contribution and the Series B Preferred Capital Contribution and the Series C Preferred Capital Contribution of such Partner and, in the case of TWE, the Series C Preferred Capital Contribution of such Partner; and (iii) with respect to all Partners treating any Subsidiary Beneficial Assets and other Beneficial Assets as if they had been contributed on the Initial Closing Date, the First Effective Date, the Second Effective Date, the Third Effective Date or the Fourth Effective Date, as applicable, and disregarding any subsequent actual contribution of such Subsidiary Beneficial Assets or other Beneficial Assets and any cash flow related thereto.

     "Common Partnership Unit" means the measure of a Partner's right to certain distributions and allocations, as specified in Section 5.

     "Common Tax Amount" means, for any year, with respect to any Partner, the amount obtained by multiplying (a) the Effective Tax Rate for such year by (b) the excess, if any, of (i) the sum of the Net Profit or Gross Profit allocated to such Partner for such year (other than pursuant to Sections 5.3(b)(i), 5.3(b)(ii), 5.3(b)(iii), 5.3(d)(i) and 5.3(d)(ii)), over (ii) the Net Loss or
Gross Loss allocated to such Partner for each prior year (other than pursuant to Section 5.3(d)(ii) and 5.3(c)(ii)) but only to the extent that the amounts set forth in this clause (ii) were not used in reducing the Common Tax Amount for such prior year or any intervening year.

     "Contribution Agreement" means the Contribution Agreement, dated as of September 9, 1994, as amended from time to time, among the Partnership, the Partners, Advance and Newhouse.

     "control" (including the terms "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Controlled Affiliate" means, with respect to any Person, any Affiliate of such Person that is controlled by such Person, directly or indirectly through one or more intermediaries.

     "Debt Shift Tax Amount" means, in the case of Paragon and TWE, with respect to a restructuring pursuant to Section 8.2, the sum of :

          (i) the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the excess, if any, of (I) the amount of the Partnership's liabilities at the time of such restructuring that prior to such restructuring was allocated to such Partner pursuant to Section 752 of the Code and that are assumed by Advance/Newhouse pursuant to Section 8.2(b)(iv), over (II) the sum of (x) the tax basis of such Partner in its Partnership Interest immediately prior to such restructuring (taking into account adjustments required by Section 704(c)(1)(B) of the Code, if any), and (y) the amount of the Partnership's liabilities at the time of such restructuring guaranteed by such Partner pursuant to Section 8.2(b)(iv), and

          (ii) the present value, using the Discount Rate, of an amount for each of the Remaining Years equal to the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the product of
(I)(y) the amount determined under clause (i)(b) above with respect to such Partner divided by (z) the number of Remaining Years, and (II) the Tax Adjustment Percentage for such year of restructuring.

     "Depreciation" means, for each fiscal period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes Depreciation shall be determined as set forth in Treasury Regulations Section 1.704-3(d).





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                                                                               7


     "Determined Percentage" means 35%.

     "Discount Rate" means the product of (a) the sum of (i) the rate on outstanding obligations of the United States with remaining periods to maturity equal to the weighted average of the remaining useful lives at the time of determination of the assets contributed to the Partnership and (ii) one and one-half percentage points, and (b) the excess of one (1) over the effective combined rate of Federal, state and local income and franchise tax applicable to corporations at the time of determination, assuming the combined state and local income and franchise tax is 2.5% (after benefit of Federal taxes).

     "Distributable Cash" means, at any time, all cash of the Partnership other than cash attributable to the Preferred Investment Pool that, in the judgment of the Managing Partner, can then be distributed to the Partners without violating any contractual restriction to which the Partnership or any Subsidiary is subject and that is not otherwise necessary for the operation of the Partnership (including any reserves of such cash established by the Partnership for any Partnership purpose).

     "DMA" means "Designated Market Area" in the Code of Federal Regulations at 47 C.F.R. 76.55.

     "EBITDA" means, for any period, operating income before interest, income taxes, depreciation and amortization for such period determined in accordance with the prior practices of the Managing Partner, consistently applied, or as the Partners shall mutually agree.

     "Effective Tax Rate" means, at any time, and from time to time, the percentage determined by the Managing Partner to be a reasonable estimate of the highest marginal combined Federal, state, and local income tax rate (giving effect to the deduction of state and local income taxes, as applicable, for Federal and state income tax purposes), applicable to corporations doing business in New York City or individuals residing in New York City (whichever is higher), with respect to taxable income allocated to the Partners by the Partnership for Federal income tax purposes.

     "Excess Debt Shift Tax Amount" means, in the case of Paragon and TWE with respect to a restructuring pursuant to Section 8.2 and with respect to the assets contributed by Paragon and TWE, respectively and specified in calculating the Restructuring Deferred Tax Amount, the excess, if any, of (a) the Debt Shift Tax Amount with respect to such Partner over (b) the product of (y) the Special Effective Tax Rate for the year in which such restructuring occurs, and (z) the sum of (1) such Partner's Special Income attributable to such assets for each Fiscal Year (or portion thereof) subsequent to such restructuring (assuming that such restructuring did not occur), and (2) such Partner's Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause (1).

     "Final Determination" means (i) a decision, judgment, decree or other order by a court of original jurisdiction which has become final (i.e., the time for filing an appeal shall have expired), (ii) a closing agreement made under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, provided, however, that any refund claim shall be deemed approved without regard to any required approval by the Joint Committee on Taxation, (iii) the expiration of the time for instituting a claim for refund, or if a claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) in any case where judicial review shall be unavailable, a decision, judgment, decree or other order of an administrative official or agency which has become final.

     "First Advance/Newhouse Contribution Amount" has the meaning ascribed to "Advance/Newhouse Contribution Amount" in Section 5 of the First Transaction Agreement.

     "First Effective Date" means February 12, 1998.

     "First Transaction Agreement" means the Amended and Restated Transaction Agreement, dated as of October 27, 1997, among Advance, Newhouse,
Advance/Newhouse, TWE, TW Holding Co. and the Partnership.

     "Fourth Advance/Newhouse Contribution Amount" has the meaning ascribed to "Advance/Newhouse Contribution Amount" in Section 4 of the Fourth Transaction Agreement.

     "Fourth Effective Date" means February 1, 2001.

     "Fourth Transaction Agreement" means the Amended and Restated Transaction Agreement, dated as of February 1, 2001, among Advance, Newhouse,
Advance/Newhouse, TWE, Paragon and the Partnership.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership (including the Beneficial Assets and Subsidiary Beneficial Assets) shall be the gross fair market value of such asset, as determined in accordance with Sections 4.1(b), 4.1(c) and 4.1(d);

          (ii) The Gross Asset Value of all assets of the Partnership (including the Beneficial Assets and Subsidiary Beneficial Assets) shall be adjusted to equal their respective gross fair market values, as agreed to by the Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Common Capital Contribution (other than any Common Capital Contribution made pursuant to the Contribution Agreement or the proviso of Section 4.1(d)(ii)); (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership (other than any redemption of Preferred Partnership Units





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                                                                               9


pursuant to Section 5.2); and (c) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Partners agree that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (iii) The Gross Asset Value of any asset distributed by the Partnership (including the Beneficial Assets and Subsidiary Beneficial Assets) to any Partner shall be the gross fair market value of such asset on the date of distribution as determined by such Partner and the Partnership; and

          (iv) The Gross Asset Value of the assets of the Partnership (including the Beneficial Assets and Subsidiary Beneficial Assets) shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 5.4; provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment was made pursuant to paragraph
(ii) of this definition in connection with any transaction that would otherwise have resulted in an adjustment pursuant to this paragraph (iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii), or (iv) of this definition, the Gross Asset Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss. In the event that, pursuant to the Contribution Agreement, any adjustment, contribution or distribution is made subsequent to the Initial Closing Date, the Gross Asset Values of the assets of the Partnership shall be adjusted, as of the first day of the Fiscal Year in which such adjustment, contribution or distribution occurs, so as to reflect the gross fair market values of such assets on a basis consistent with the determinations giving rise to such adjustment, contribution or distribution, as determined by the Managing Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

     "Gross Loss" means, with respect to any year, the items of deduction or loss of the Partnership computed on the same basis that Net Profit and Net Loss are computed for purposes of this Agreement.

     "Gross Profit" means, with respect to any year, the items of income and gain of the Partnership computed on the same basis that Net Profit and Net Loss are computed for purposes of this Agreement.

     "Indebtedness" means (i) debt for money borrowed and similar monetary obligations evidenced by bonds, notes, debentures, or other similar instruments, other than trade accounts payable in the ordinary course of business, (ii) obligations with respect to letters of credit, and (iii) guaranties, endorsements, and other contingent obligations whether direct or indirect in respect of liabilities of others of any of the types





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                                                                              10


described in clauses (i) and (ii) above (other than endorsements for collection or deposit in the ordinary course of business).

     "Initial Closing Date" means April 1, 1995.

     "Maximum Income Amount" means, for any year, with respect to any Partner, an amount equal to the product of (i) the Tax Adjustment Percentage for such year, and (ii) the Special Income of such Partner for such year.

     "Modification of Final Judgment" means the Modification of Final Judgment entered on August 24, 1982, in U.S. v. American Telephone and Telegraph Company, 552 F. Supp. 131 (D.D.C. 1982), or any of its terms which may have been statutorily codified, as amended or modified to date and from time to time hereafter.

     "Negative Put Deferred Tax Amount" means, with respect to a sale of Advance/Newhouse Common Partnership Units pursuant to Section 9, the product of
(x) the Advance/Newhouse Percentage Interest at the time of such sale and (y) the sum of the amounts determined as follows with respect to each of TWE and Paragon with respect to the assets of the Partnership at the time of the Advance/Newhouse Common Put Closing that were contributed by TWE and Paragon, respectively:

          (a) the product of (i) the Special Effective Tax Rate for the year in which such sale occurs, and (ii) the sum of (A) the Special Income attributable to such assets for the Fiscal Year (or portion thereof) in which such sale occurs, (B) the excess of (y) the Maximum Income Amount of such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and for all prior years, over (z) the Net Profit allocated to such Partner pursuant to
Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to such Partner for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, and

          (b) the present value, using the Discount Rate, of an amount for each Fiscal Year (or portion thereof) subsequent to such sale equal to the product of
(I) the Special Effective Tax Rate of such Partner for the year in which such sale occurs, and (II) the sum of (A) the Special Income attributable to such assets for each such subsequent Fiscal Year (or portion thereof), and (B) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause (A)).

     "Net Cumulative Preferred Taxable Income" means, with respect to a distribution pursuant to Section 5.1(a)(i), the net cumulative income, gain, deduction and loss realized by the Partnership for Federal income tax purposes with respect to the Preferred Investment Pool during the period commencing on the Initial Closing Date and ending on the last day of the fiscal quarter immediately preceding the date of such distribution.

     "Net Profit" and "Net Loss" mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), that are not otherwise taken into account in computing Net Profit or Net Loss shall be subtracted from such taxable income or loss;

          (iii) If the Gross Asset Value of any asset of the Partnership is adjusted pursuant to paragraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

          (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

          (vi) To the extent any adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit and Net Loss;

          (vii) For purposes of this Agreement, any deduction for a loss on a sale or exchange of Partnership property that is disallowed to the Partnership under Code Section 267(a)(1) or Code Section 707(b) shall be treated as a Code
Section 705(a)(2)(B) expenditure;

          (viii) Net Profit and Net Loss shall be calculated after eliminating any amounts of Preferred Profit or Preferred Loss for any Fiscal Year or other period; and

          (ix) Net Profit and Net Loss shall be calculated as if the Subsidiary Beneficial Assets had been contributed to the Partnership on the Initial Closing Date, the First Effective Date, the Second Effective Date, the Third Effective Date or the Fourth Effective Date, as applicable, and the amount of taxes subtracted in determining the Free Cash Flow Amount pursuant to Section 6.7 of the Contribution Agreement shall be subtracted from the Partnership's taxable income or taxable loss for such year or period.

     "Net Tax Amount" means, for any year, with respect to any Partner, the sum of (i) the Common Tax Amount of such Partner for such year, (ii) the Special Tax Amount of such Partner for such year, and (iii) the Adjusted Tax Amount of such Partner for such year.

     "Newhouse" means Newhouse Broadcasting Corporation, a New York corporation.

     "Paragon" means Paragon Communications, a Colorado general partnership (or any successor).

     "Paragon 704(c)(1)(B) Tax Amount" means, on a restructuring and with respect to assets described in Section 8.2(b)(vii)(A)(I), the sum of:

          (i) the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the gain recognized as a result of such restructuring by Paragon with respect to such assets pursuant to Section 704(c)(1)(B) of the Code (taking into account Section 704(c)(2) and assuming, for purposes of calculating such gain, that the fair market value of such assets is equal to their Gross Asset Value at the time of such restructuring), and

          (ii) the present value, using the Discount Rate, of an amount for each of the Remaining Years equal to the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the product of (I)
(y) the amount determined under clause (i)(b) above divided by (z) the number of Remaining Years, and (II) the Tax Adjustment Percentage for such year of restructuring.

     "Paragon Percentage Interest" means a fraction (expressed as a percentage) the numerator of which is the number of Common Partnership Units owned by Paragon and the denominator of which is the total number of Common Partnership Units owned by all Partners.

     "Paragon Redemption Event" means the delivery of a written notice by Paragon to the Partnership indicating that it wishes the Partnership to redeem its Preferred Partnership Units.

     "Partners" means Advance/Newhouse, TWE and Paragon and their respective successors-in-interest as Partners under this Agreement, and "Partner" means any of such Partners.

     "Partnership" means the partnership created by the Partners pursuant to this Agreement.

     "Partnership Interest" means, as to any Partner or as to any other Person subsequently admitted as a partner of the Partnership, all of the interest of such Person in the Partnership, including such Person's (i) right to a distributive share of the income, gain, losses, and deductions of the Partnership in accordance with this Agreement, which shall be measured by the number and type of Partnership Units held by such Person under this Agreement,
(ii) right to a distributive share of the Partnership's assets, which shall be measured by the number and type of Partnership Units held by such Person under this Agreement, (iii) obligations as a partner, and (iv) rights with respect to the management of the business and affairs of the Partnership, as provided herein or by law.

     "Partnership Systems" means the cable television systems now owned or hereafter acquired, directly or indirectly, by the Partnership including, without limitation, the Beneficial Assets and Subsidiary Beneficial Assets (other than cable television systems owned by Paragon).

     "Partnership Unit" means either a "Common Partnership Unit," a "Preferred Partnership Unit," a "Series A Preferred Partnership Unit," a "Series B Preferred Partnership Unit" or a "Series C Preferred Partnership Unit," as defined in this Agreement.

     "Percentage Interests" means the Advance/Newhouse Percentage Interest, the TWE Percentage Interest and the Paragon Percentage Interest.

     "Person" means any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or a government or any department or agency thereof.

     "Positive Put Deferred Tax Amount" means, with respect to a sale of Advance/Newhouse Common Partnership Units pursuant to Section 9, the product of
(x) one (1) minus the Advance/Newhouse Percentage Interest at the time of such sale and (y) the sum of the amounts determined as follows with respect to the assets of the Partnership at the time of the Advance/Newhouse Common Put Closing that were contributed by Advance/Newhouse:

          (a) the product of (i) the Special Effective Tax Rate for the year in which such sale occurs, and (ii) the sum of (A) the Special Income attributable to such assets for the Fiscal Year (or portion thereof) in which such sale occurs, (B) the excess of (y) the Maximum Income Amount of such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and for all prior years, over (z) the Net Profit allocated to such Partner pursuant to
Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to such Partner for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, and

          (b) the present value, using the Discount Rate, of an amount for each Fiscal Year (or portion thereof) subsequent to such sale equal to the product of
(I) the Special Effective Tax Rate of such Partner for the year in which such sale occurs, and (II) the sum of (A) the Special Income attributable to such assets for each such subsequent Fiscal Year (or portion thereof), and (B) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause (A).

     "Preferred Capital Contribution" means, with respect to any Partner, the contribution that a Partner is treated as having made to the Partnership in exchange for Preferred Partnership Units pursuant to Section 4.1(e).

     "Preferred Cluster Area" means the areas described on Schedule 3.2 hereto and such other areas designated as Preferred Cluster Areas by the Executive Committee in accordance with Section 3.2.

     "Preferred Partnership Unit" means a Partner's right to distributions of that portion of the Preferred Investment Pool relating to such Preferred Partnership Unit together with all allocations of Preferred Profit and Preferred Loss attributable thereto.

     "Preferred Profit" and "Preferred Loss" mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period determined by taking into account only items of income, gain, deduction or loss directly attributable to the Preferred Investment Pool, with the same type of adjustments set forth in the definition of Net Profit and Net Loss except for clauses (viii) and (ix) thereof.

     "Priority Return" shall mean the sum of the Series A Priority Return, the Series B Priority Return and the Series C Priority Return.

     "Rate Differential" means, for any year, (i) the excess, if any, of (a) the Effective Tax Rate for such year, over (b) the Special Effective Tax Rate for such year, divided by (ii) the Special Effective Tax Rate for such year.

     "Remaining Years" means the number of years following a restructuring pursuant to Section 8 equal to the remaining useful lives as of the time of such restructuring of the assets contributed to the Partnership.

     "Restructuring Deferred Tax Amount" means, on a restructuring pursuant to
Section 8.2 and with respect to the assets specified in such Section, and (i) with respect to Paragon and TWE:

          (1) if there is an Excess Debt Shift Tax Amount with respect to the assets contributed by such Partner, the excess of:

               (a) the product of (I) the Special Effective Tax Rate for the year in which such restructuring occurs, and (II) the sum of (A) the Special Income, attributable to such assets that were contributed by such Partner for the Fiscal Year (or portion thereof) in which such restructuring occurs (assuming that such restructuring did not occur), (B) the excess of (y) the Maximum Income Amount for such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and the Maximum Income Amount of such Partner for all prior years with respect to all assets contributed by such Partner, over (z) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to such Partner for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, over

               (b) such Excess Debt Shift Tax Amount; or

          (2) if there is not an Excess Debt Shift Tax Amount with respect to the assets contributed by such Partner, the sum of:

               (a) the product of (I) the Special Effective Tax Rate for the year in which such restructuring occurs, and (II) the sum of (A) the Special Income, attributable to such assets that were contributed by such Partner, for the Fiscal Year (or portion thereof) in which such restructuring occurs (assuming that such restructuring did not occur), (B) the excess of (y) the Maximum Income Amount for such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and the Maximum Income Amount of such Partner, for all prior years with respect to all assets contributed by such Partner, over (z) the Net Profit allocated to such Partner, pursuant to Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to such Partner for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, and

               (b) the present value, using the Discount Rate, of an amount for each Fiscal Year (or portion thereof) subsequent to such restructuring equal to the excess of (y) the product of (I) the Special Effective Tax Rate for the year in which such restructuring occurs, and (II) the sum of
     (A) the Special Income, attributable to such assets that were contributed by such Partner, for each such subsequent Fiscal Year (or portion thereof) (assuming that such restructuring did not occur), and (B) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause (A)), over (z) for each such subsequent Fiscal Year (or portion thereof), a proportionate share (based on the ratio of the Special Income for such Fiscal Year (or portion thereof) to total Special Income for all such subsequent Fiscal Years (or portion thereof) of the Debt Shift Tax Amount; and

(ii) with respect to Advance/Newhouse, the sum of:

               (a) the product of (I) the Special Effective Tax Rate for the year in which such restructuring occurs, and (II) the sum of (A) the Special Income, attributable to such assets that were contributed by such Partner, for the Fiscal Year (or portion thereof) in which such restructuring occurs (assuming that such restructuring did not occur), (B) the excess of (y) the Maximum Income Amount for such Fiscal Year (or portion thereof) (based on the Special Income determined in clause (A)) and the Maximum Income Amount of such Partner for all prior years with respect to all assets contributed by such Partner, over (z) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(iii) for such Fiscal Year (or portion thereof) and all prior Fiscal Years, and (C) to the extent any Net Loss or Gross Loss allocated to such Partner for any prior year was used to reduce such Partner's Special Tax Amount for any prior year (pursuant to clause (b)(ii)(y) of the definition of Special Tax Amount) and was not subsequently used to increase such Partner's Special Tax Amount (pursuant to clause (b)(i)(z) of such definition), an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, and

               (b) the present value, using the Discount Rate, of an amount for each Fiscal Year (or portion thereof) subsequent to such restructuring equal to the product of (I) the Special Effective Tax Rate of such Partner for the year in which such restructuring occurs, and (II) the sum of (A) the Special Income, attributable to such assets that were contributed by such Partner, for each such subsequent Fiscal Year (or portion thereof) (assuming that such restructuring did not occur), and (B) the Maximum Income Amount for each such subsequent Fiscal Year (or portion thereof) based on the Special Income determined in clause (A)).

     "Second Advance/Newhouse Contribution Amount" has the meaning ascribed to "Advance/Newhouse Contribution Amount" in Section 4 of the Second Transaction Agreement.

     "Second Effective Date" means December 31, 1998.

     "Second Transaction Agreement" means the Transaction Agreement No. 2, dated as of June 23, 1998, among Advance, Newhouse, Advance/Newhouse, TWE, Paragon and the Partnership.

     "Series A Preferred Capital Contribution" means, with respect to Paragon, a Capital Contribution by Paragon pursuant to this Agreement (other than cash deemed contributed in exchange for Preferred Partnership Units pursuant to
Section 4.1(e)) of assets having a fair market value of $1,000 for each Series A Preferred Partnership Unit issued to Paragon pursuant to Section 4.2(b)(i).

     "Series A Preferred Partnership Unit" means Paragon's right to distributions in an amount equal to the Series A Priority Return allocable to the Series A Preferred Capital Contribution of $1,000 and the right to a return of such Series A Preferred Capital Contribution in redemption thereof, all of which shall be payable in accordance with Section 5, together with all allocations of income attributable thereto, as specified in Section 5.

     "Series A Priority Return" means, with respect to each outstanding Series A Preferred Partnership Unit, a sum equal to 10 1/4 percent for the actual number of days in the period for which the Series A Priority Return is being calculated, cumulative and compounded annually, on the amount of $1,000 plus any accrued and unpaid Series A Priority Return with respect to such Series A Preferred Partnership Unit, commencing on the First Effective Date.

     "Series B Preferred Capital Contribution" means with respect to Paragon, a Capital Contribution by Paragon pursuant to this Agreement (other than cash deemed contributed in exchange for Preferred Partnership Units pursuant to
Section 4.1(e)) of assets having a fair market value of $1,000 for each Series B Preferred Partnership Unit issued to Paragon pursuant to Sections 4.2(b)(ii) and 4.2(b)(iii).

     "Series B Preferred Partnership Unit" means, with respect to Paragon, such Partner's right to distributions in an amount equal to the Series B Priority Return allocable to such Partner's Series B Preferred Capital Contribution of $1,000 and the right to a return of such Series B Preferred Capital Contribution in redemption thereof, all of which shall be payable in accordance with Section 5, together with all allocations of income attributable thereto, as specified in
Section 5.

     "Series B Priority Return" means, with respect to each outstanding Series B Preferred Partnership Unit, a sum equal to 2% plus the Partnership's cost of borrowing under its senior credit facility for the actual number of days in the period for which the Series B Priority Return is being calculated, cumulative and compounded annually, on the amount of $1,000 plus any accrued and unpaid Series B Priority Return with respect to such Series B Preferred Partnership Unit, commencing on the (i) Second Effective Date, in the case of Series B Preferred Partnership Units issued pursuant to Section 4.2(b)(ii) or (ii) the Third Effective Date, in the case of Series B Preferred Partnership Units issued pursuant to Section 4.2(b)(iii).

     "Series C Preferred Capital Contribution" means with respect to TWE and Paragon, a Capital Contribution by such Partner pursuant to this Agreement (other than cash deemed contributed in exchange for Preferred Partnership Units pursuant to Section 4.1(e)) of assets having a fair market value of $1,000 for each Series C Preferred Partnership Unit issued to such Partner pursuant to
Section 4.2(a)(v)(B) or Section 4.2(b)(iv).

     "Series C Preferred Partnership Unit" means, with respect to TWE and Paragon, such Partner's right to distributions in an amount equal to the Series C Priority Return allocable to such Partner's Series C Preferred Capital Contribution of $1,000 and the right to a return of such Series C Preferred Capital Contribution in redemption thereof, all of which shall be payable in accordance with Section 5, together with all allocations of income attributable thereto, as specified in Section 5.

     "Series C Priority Return" means, with respect to each outstanding Series C Preferred Partnership Unit, a sum equal to 2% plus the Partnership's cost of borrowing under its Senior Credit facility for the actual number of days in the period for which the Series C Priority Return is being calculated, cumulative and compounded annually, on the amount of $1,000 plus any accrued and unpaid Series C Priority Return with respect to such Series C Preferred Partnership Unit, commencing on the Fourth Effective Date.

     "Special Effective Tax Rate" means, at any time, and from time to time, the effective combined rate of Federal, state and local income and franchise tax that the Partnership would be required to pay, if it were a corporation, on its taxable income for such year, for Federal income tax purposes.

     "Special Income" means, for any year, with respect to any Partner, the sum of:

          (i) the excess, if any, of (a) such Partner's distributive share of Depreciation and loss determined as provided in clause (iv) of the definition of Net Profit and Net Loss for such year, over (b) such Partner's distributive share of depreciation, amortization, and other cost recovery deductions and loss for such year for Federal income tax purposes, to the extent such excess results from a difference between the basis for Federal income tax purposes of any assets contributed to the Partnership by any Partner and the Gross Asset Value of such assets;

          (ii) the excess, if any, of (a) such Partner's distributive share of gain for Federal income tax purposes for such year, over (b) such Partner's distributive share of gain determined as provided in clause (iv) of the definition of Net Profit and Net Loss for such year, to the extent such excess results from a difference between the basis for Federal income tax purposes of any assets contributed to the Partnership by any Partner and the Gross Asset Value of such assets;

          (iii) any remedial items allocated to such Partner pursuant to Treasury Regulations Section 1.704-3(d) for such year; and

          (iv) any income or loss for Federal income tax purposes recognized by such Partner with respect to any of such Partner's Subsidiary Beneficial Assets (or recognized by an Affiliate of such Partner which holds any of such Partner's Subsidiary Beneficial Assets).

     "Special Tax Amount" means, for any year, with respect to any Partner, the amount obtained by multiplying (a) the Special Effective Tax Rate for such year, by (b) the excess, if any, of (i) the sum of (x) the sum of the Net Profit and Gross Profit allocated to such Partner pursuant to Sections 5.3(b)(iii) and 5.3(d)(ii) for such year, (y) the Special Income, if any, allocated to such Partner for such year, and (z) to the extent that the Common Tax Amount of such Partner for such year is reduced by any Net Loss or Gross Loss allocated to such Partner for any prior year which was used to reduce such Partner's Special Tax Amount for any prior year, an amount (expressed as a positive number) equal to the sum of such Net Loss and Gross Loss, over (ii) the sum of (x) the Gross Loss allocated to such Partner pursuant to Section 5.3(d)(ii) for the current year, and (y) the Net Loss or Gross Loss allocated to such Partner for the current or prior year (other than pursuant to Section 5.3(c)(ii) and 5.3(d)(ii)) but only to the extent that the amounts set forth in this clause (y) were not used in reducing the Common Tax Amount for the current year or the Special Tax Amount for any prior year.

     "Spin-Off Restructuring Notice" means a Restructuring Notice delivered by Advance/Newhouse no later than ninety (90) days following a change in the Chief Executive Officer of the Time Warner Cable Division, or the installment as the Chief Executive Officer of TWE or its corporate successor of someone other than a member at such time of the senior management of TWX or the Chief Executive Officer of the Time Warner Cable Division, as contemplated by a "spin off" or other distribution of TWE or its corporate successor to the shareholders of TWX; provided as to such a change in management (following such a spin-off or other distribution) prior to April 1, 2000, the ninety (90) days period shall be deemed to begin on April 1, 2000.

     "Subscriber" means a subscriber to basic cable television service on the applicable cable television system.

     "Subsidiary" means, with respect to any Person, any other Person controlled by such first Person.

     "Subsidiary Beneficial Asset" has the meaning ascribed thereto in the Contribution Agreement.

     "Tax Adjustment Percentage" means, with respect to any year, the amount obtained by dividing (A) the Special Effective Tax Rate for such year by (B) the excess of one (1) over such Special Effective Tax Rate.

     "Taxable Income" or "Taxable Loss" means net income or loss of the Partnership as determined for Federal income tax purposes.

     "TCI Contribution Agreement" has the meaning ascribed thereto in the Second Transaction Agreement.

     "Third Advance/Newhouse Contribution Amount" has the meaning ascribed to "Advance/Newhouse Contribution Amount" in Section 4 of the Third Transaction Agreement.

     "Third Effective Date" means March 1, 1999.

     "Third Transaction Agreement" means the Transaction Agreement No. 3, dated as of September 15, 1998 among Advance, Newhouse, Advance/Newhouse, TWE, Paragon and the Partnership.

     "Transaction Agreements" means, collectively, the First Transaction Agreement, the Second Transaction Agreement, the Third Transaction Agreement and the Fourth Transaction Agreement.

     "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "TWE Accountants" means the independent auditors or other auditors selected by TWE.

     "TWE Cable Division" means the Cable Division of TWE.

     "TWE Partnership Agreement" means the Agreement of Limited Partnership, dated as of October 29, 1991, as amended from time to time, among TWX, Itochu Corporation, Toshiba Corporation, USW and certain of their respective subsidiaries.

     "TWE Percentage Interest" means a fraction (expressed as a percentage) the numerator of which is the number of Common Partnership Units owned by TWE and the denominator of which is the total number of Common Partnership Units owned by all Partners.

     "TWE Redemption Event" means the delivery of a written notice by TWE to the Partnership indicating that it wishes the Partnership to redeem its Preferred Partnership Units.

     "TWE 704(c)(1)(B) Tax Amount" means, on a restructuring and with respect to assets described in Section 8.2(b)(vii)(A)(II), the sum of:

          (i) the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the gain recognized as a result of such restructuring by TWE with respect to such assets pursuant to Section 704(c)(1)(B) of the Code (taking into account Section 704(c)(2) and assuming, for purposes of calculating such gain, that the fair market value of such assets is equal to their Gross Asset Value at the time of such restructuring), and

          (ii) the present value, using the Discount Rate, of an amount for each of the Remaining Years equal to the product of (a) the Special Effective Tax Rate for the year in which such restructuring occurs, and (b) the product of (I)
(y) the amount determined under clause (i)(b) above divided by (z) the number of Remaining Years, and (II) the Tax Adjustment Percentage for such year of restructuring.

     "TWX" means Time Warner Inc., a Delaware corporation.

     "USW" means U S WEST, Inc., a Colorado corporation, and its successors and assigns in respect of its interests under the TWE Partnership Agreement.

     1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

          Term                                              Section
          ----                                              -------
          Acceleration Notice                               9(f)(iii)
          Advance/Newhouse Asset Pool                       8.2(b)(ii)
          Advance/Newhouse Cable Affiliates                 10.3(a)
          Advance/Newhouse Common Put Closing               9(g)(ii)
          Advance/Newhouse Common Put Price                 9(a)
          Advance/Newhouse Preferred  Put Price             9(a)
          Advance/Newhouse Put Event                        9(a)
          Ancillary Business Opportunity                    10.3(a)
          Asset Pool Criteria                               8.2(b)
          Asset Pool Notice                                 8.2(b)(i)
          Appraiser                                         9(d)
          Asset Pools                                       8.2(b)
          Cash Purchase Notice                              9(f)(iii)
          Closing Price                                     3.1(h)(iii)
          Consideration Notice                              9(e)
          Cost Notice                                       9(f)(iii)
          Eligible Option Holder                            3.1(h)(iii)
          Election Notice                                   9(c)
          Executive Committee                               3.1(c)
          Exercise Notice                                   9(b)
          Fiscal Year                                       2.7
          Indebtedness/EBITDA Ratio                         3.2(e)
          Indebtedness Notice                               4.3(d)

          Term                                              Section
          ----                                              -------
          Liquidator                                        12.3(a)
          Long Term Strategic Plan                          3.3(a)(i)
          Managed Systems                                   3.1(h)(i)
          Managing Partner                                  3.1(a)
          Newhouse Family Member                            6.1(a)
          Notifying Partner                                 10.1(a)
          NYSE                                              3.1(h)(iii)
          Opportunity Notice                                10.1(a)
          Other Programming Investors                       10.2(b)
          Other TWE Systems                                 3.1(d)
          Partnership Financial Statements                  11.2(a)
          Partnership Value                                 9(d)
          Preferred Investment Pool                         4.1(e)(iii)
          Programming Opportunity                           10.2(a)
          Pro Rata Assets                                   8.2(b)(i)
          Put Note                                          9(f)(iii)
          Qualified Assets                                  9(e)
          Redeemed Preferred Partnership Units              5.2
          Redemption Notice                                 5.2
          Refusal Period                                    8.4
          Rejection Notice                                  9(f)(i)
          Restructuring Notice                              8.1
          Sale Notice                                       10.5
          Sale Taxes                                        9(f)(iii)
          Sale Terms                                        10.5
          Subject System                                    10.5
          System Opportunity                                10.1(a)
          Taxable Consideration                             9(c)
          Tax Deferred Consideration                        9(c)
          Tax Matters Partner                               3.1(g)
          Third Party Programming                           3.1(h)(ii)
          Transfer Assets                                   8.4

          Term                                              Section
          ----                                              -------
          Transfer Notice                                   8.4
          Transfer Terms                                    8.4
          TWE Asset Pools                                   8.2(b)(ii)
          TWE Cable Expenses                                3.1(h)(i)
          TWX Securities                                    3.1(h)(iii)
          Valuation Notice                                  9(d)
          Wholly-Owned Affiliates                           3.1(h)(ii)

SECTION 2 THE PARTNERSHIP AND ITS BUSINESS

     2.1 Formation. The Partnership was initially formed as a general partnership as of September 9, 1994 pursuant to the provisions of the Act. The Partners hereby expressly agree to continue the Partnership. Except as provided in this Agreement, all rights, liabilities, and obligations of the Partners (in their capacities as such), both as among themselves and with respect to Persons not parties to this Agreement, shall be as provided in the Act, and this Agreement shall be construed in accordance with the provisions of the Act. To the extent that the rights or obligations of any Partner are different by reason of any provision of this Agreement from what they would be under the Act in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2 Partnership Name and Trade Names.

         (a) Partnership Name. The name of the Partnership shall be "Time
Warner Entertainment-Advance/Newhouse Partnership" or such other name(s) as may from time to time be agreed to by each of the Partners. In using its name in any written material, the Partnership shall, to the extent appropriate and feasible, identify itself as "a Time Warner Entertainment-Advance/Newhouse partnership" or such other name(s) as may from time to time be agreed to by each of the Partners.

         (b) Trade Names. The business of each of the cable television systems contributed to the Partnership by Advance/Newhouse shall be conducted under the trade names agreed to by the parties. In using its trade name in any written material, each cable television system owned by the Partnership shall, to the extent appropriate and feasible, identify itself as a division of the Partnership. Each other business of the Partnership shall be conducted under the name of the Partnership or, upon compliance with applicable laws, any other name that the Managing Partner deems appropriate or advisable.

         (c) Change of Names. The name of the Partnership may be changed at any time by the Executive Committee in accordance with Section 3.2(q) hereof. Any decision to change the name of the Partnership shall be based on such market research and other information as the Executive Committee deems appropriate.

         (d) Assumed Name Filings. The Partnership shall file any assumed name certificates and similar filings, and any amendments thereto, that the Managing Partner considers appropriate or advisable.

     2.3 Term of the Partnership. The term of the Partnership commenced on September 9, 1994 and, unless the Partnership is earlier terminated pursuant to
Section 12 of this Agreement or otherwise, shall continue until December 31, 2045.

     2.4 Purposes.

         (a) Generally. The purposes of the Partnership shall be, to the extent permitted under applicable law, to engage in the business, directly or indirectly through interests in one or more Subsidiaries, of:

             (i) acquiring, developing, owning, operating, managing, and selling the cable television systems and other assets from time to time contributed to the Partnership by the Partners pursuant to the Contribution Agreement and the Transaction Agreements;

             (ii) acquiring, developing, owning, operating, managing and selling additional cable television systems, with the goal of operating clusters of cable television systems, and with particular emphasis on developing and expanding systems in the Preferred Cluster Areas;

             (iii) acquiring, developing, owning, operating, managing, and selling, or investing in, businesses related to the operation of cable television systems, including without limitation programming and information services, personal communications and cable advertising businesses;

             (iv) developing, owning, operating, managing, and selling residential and business telephony services associated with such cable television systems, including alternative access services, personal communications services and other similar services;

             (v) developing, owning, operating, managing, and selling other businesses that utilize broadband distribution facilities, in addition to residential and business telephony services;

             (vi) managing cable television systems;

             (vii) selling at the retail level equipment and other goods used or useful in connection with the businesses described in clauses (i) through (vi) above;

             (viii) conducting other businesses contemplated by the Long Term Strategic Plan or otherwise agreed to by the Partners; and

             (ix) engaging in all activities and transactions incidental to the foregoing (including owning or leasing real property and incurring Indebtedness).

         (b) Effect on Powers of Partners. The listing of the purposes of the Partnership in this Section 2.4 shall not be construed to impair the limitations on the powers of the Managing Partner set forth in Section 3.2 or any of the other limitations expressly set forth in this Agreement.

     2.5 Principal Office and Other Offices. The principal office of the Partnership shall be located at 300 First Stamford Place, Stamford, Connecticut. The Partnership may maintain other offices at other places as the Managing Partner deems advisable.

     2.6 Foreign Qualification. The Partners shall take all necessary actions to cause the Partnership to be authorized to conduct business legally in all appropriate jurisdictions, including registration or qualification of the Partnership in those jurisdictions that provide for registration or qualification.

     2.7 Fiscal Year. The Partnership's fiscal year (each, a "Fiscal Year") shall be the calendar year. The Partnership shall have the same Fiscal Year for income tax purposes and for financial and partnership accounting purposes.

     2.8 Addresses of the Partners. The respective addresses of the Partners are set forth on the signature page to this Agreement.

     2.9 Property. Except as otherwise contemplated herein or in the Contribution Agreement, all assets and property, whether real, personal, or mixed, tangible or intangible, including contractual rights, owned or possessed by the Partnership shall be held or possessed in the name of the Partnership or in the name of an appropriate nominee, and such assets, property, and rights shall be deemed to be owned or possessed by the Partnership as an entity; and no Partner shall have any separate ownership interest in such assets, property, or rights. Each Partner's interest in the Partnership is personal property for all purposes.

     2.10 Certain Operating Policies.

          (a) Activities Prior to Initial Closing Date. Except as agreed to by the Partners, the Partnership did not conduct any business activities prior to the Initial Closing Date except as necessary or appropriate in connection with the formation and qualification of the Partnership or to consummate the contribution by Advance/Newhouse and TWE to the Partnership of certain cable television systems and other assets in accordance with the Contribution Agreement.

          (b) Proprietary Interests. The Partnership shall use all reasonable efforts to develop and protect a proprietary interest in any discovery, development, idea, improvement, innovation, invention, process, program, system, technique, or other intellectual property right, whether or not patentable, arising in the course of the Partnership's business, and the Partnership shall use all commercially reasonable efforts to exploit any such proprietary interest throughout the world.

          (c) Compliance With Modification of Final Judgment. The Partnership will conduct its business and operations in such a manner so as to comply with the Modification of Final Judgment, to the extent applicable. The Partners shall consult and cooperate with each other in furtherance of the foregoing.

SECTION 3 MANAGEMENT OF THE PARTNERSHIP

     3.1  Generally.

          (a) Appointment of Managing Partner. TWE is hereby appointed to act as the Managing Partner of the Partnership ("Managing Partner").

          (b) Rights, Powers, and Duties. The Managing Partner shall be responsible for the management and operations of the Partnership and shall have all powers necessary to manage and control the Partnership, to conduct its business, and to implement any decision of the Partners adopted pursuant to this Agreement, and all powers possessed by general partners under the Act. Notwithstanding the preceding sentence, the exercise by the Managing Partner of any of the powers described in the preceding sentence or listed below in this
Section 3.1(b) is subject to Section 3.1(c), Section 3.2 and the other limitations set forth in this Agreement. Except as expressly provided herein, no Partner other than the Managing Partner shall have any right to vote on, or consent to, any action of any nature whatsoever taken or proposed to be taken by the Partnership and no Partner other than the Managing Partner shall give any consent on any matter or take any action as a Partner, including, without limitation, acting on behalf of or binding the Partnership, unless such matter or action shall first have been approved or consented to by the Managing Partner or the Executive Committee. Subject to the foregoing, the powers of the Managing Partner include, without limitation, the power on behalf of the Partnership, for itself or on behalf of any Subsidiary of the Partnership, to:

             (i) construct, operate, maintain, improve, expand, buy, own, sell, convey, assign, mortgage, finance, refinance, rent, or lease real or personal property, which may be held in the name of the Partnership or any Subsidiary of the Partnership;

             (ii) enter into, perform, and carry out contracts and agreements of any kind necessary to, in connection with, or incidental to accomplishing the purposes of the Partnership;

             (iii) negotiate for and conclude agreements for the sale, exchange, or other disposition of all or any part of the property of the Partnership or of any Subsidiary of the Partnership, for property, cash, or on terms, or any combination thereof, or for the purchase or lease of additional property of the Partnership or any Subsidiary of the Partnership;

             (iv) bring and defend actions in law and equity;

             (v) execute and modify leases and other agreements (including leases and agreements for terms extending beyond the term of the Partnership or the term of any Subsidiary of the Partnership), and execute and modify options, licenses, or agreements with respect to any of the assets or the business of the Partnership or any Subsidiary;

             (vi) obtain loans, secured and unsecured, for the Partnership or any Subsidiary of the Partnership and secure the same by mortgaging, assigning for security purposes, pledging, or otherwise hypothecating, all or any part of the property and assets of the Partnership or of any Subsidiary of the Partnership (and in connection therewith to place record title to any such property or assets in the name or names of a nominee or nominees);

             (vii) prepay in whole or in part, refinance, recast, increase, decrease, modify, amend, restate, or extend any such mortgage, security assignment, pledge, or other security instrument, and in connection therewith to execute and deliver, for and on behalf of the Partnership or any Subsidiary of the Partnership, any extensions, renewals, or modifications thereof, any new mortgage, security assignment, pledge, or other security instrument in lieu thereof;

             (viii) draw, make, accept, endorse, sign, and deliver any notes, drafts, or other negotiable instruments or commercial paper;

             (ix) establish, maintain, and draw upon checking, savings, and other accounts in the name or any trade name of the Partnership or any Subsidiary of the Partnership in such banks or other financial institutions as the Managing Partner may from time to time select;

             (x) employ, fix the compensation of, oversee, and discharge agents and employees of the Partnership and of any Subsidiary of the Partnership as the Managing Partner deems advisable in the operation and management of the business of the Partnership, including accountants (pursuant to Section 11.2 and otherwise), attorneys, architects, consultants, engineers, and appraisers, on such terms and for such compensation, as the Managing Partner shall determine;

             (xi) enter into management agreements with third parties pursuant to which the management, supervision, or control of the business or assets of the Partnership may be delegated to third parties for reasonable compensation;

             (xii) enter into joint ventures, general or limited partnerships, or other agreements relating to the Partnership's purposes;

             (xiii) compromise any claim or liability due to the Partnership or any Subsidiary of the Partnership;

execute, acknowledge, verify, and file any notifications, applications, statements, and other filings that the Managing Partner considers necessary or desirable to be filed with any state or federal securities administrator or commission;

             (xiv) execute, acknowledge, verify, and file any and all certificates, documents, and instruments that the Managing Partner considers necessary or desirable to permit the Partnership or any Subsidiary of the Partnership to conduct business in any state;

             (xv) do any or all of the foregoing, discretionary or otherwise, through agents selected by the Managing Partner and compensated or uncompensated by the Partnership; and

             (xvi) take any other actions and execute any other contracts, documents, and instruments that the Managing Partner deems appropriate to carry out the intents and purposes of this Agreement.

         (c) Executive Committee. The Managing Partner also shall act upon the advice of a committee (the "Executive Committee") which shall be composed of from three to five individuals. The Executive Committee shall oversee the management and operations of the Partnership, shall make significant business decisions of the Partnership (including without limitation those set forth in Section 3.2 hereof) and shall participate regularly in the overall supervision, direction and control of the Partnership and its employees. Up to two of the members of the Executive Committee shall be designated from time to time by TWE, up to two of the members of the Executive Committee shall be designated from time to time by Advance/Newhouse, and one of the members of the Executive Committee shall be designated from time to time by Paragon. Any member of the Executive Committee may be removed and replaced at any time, and from time to time, by the Partner that originally designated such member. The Executive Committee shall hold regular meetings quarterly or at more frequent intervals as determined by the Executive Committee. At each meeting of the Executive Committee, the Managing Partner shall report on its ongoing efforts to acquire on behalf of the Partnership, by swap or otherwise, cable television systems located within the Preferred Cluster Areas. Any Partner, or at least two members of the Executive Committee, may call a special meeting of the Executive Committee upon no less than 48 hours' notice to each member. The designees of each of the Partners on the Executive Committee shall in the aggregate have voting power proportional to their respective Percentage Interests. Except as otherwise provided herein (including without limitation Section 3.2 hereof) or by applicable law, the affirmative vote (or written consent) of a majority of the voting power of all members of the Executive Committee (whether or not present) shall constitute action by the Executive Committee. Regular or special meetings of the Executive Committee may be held in person or telephonically. Each member of the Executive Committee entitled to vote at any meeting of the Executive Committee may authorize another person to act for him by proxy (provided that such proxy must be signed by such member or his attorney-in-fact and shall be revocable by such member at any time prior to such meeting).

         (d) Conduct of Partnership Business. The day-to-day operations of the Partnership shall be the responsibility of the Managing Partner, who shall report regularly to the Executive Committee. The Managing Partner shall devote such time and resources to the management of the Partnership as are reasonably necessary or desirable to the prudent operation and development of the business of the Partnership, and shall treat the Partnership Systems using the same general standard of care that it uses in the operation of the cable television systems owned by TWE or its Affiliates other than the Partnership Systems (the "Other TWE Systems").

          (e) Executive Officers. The Managing Partner may delegate that part of its day-to-day operational responsibility for the Partnership as the Managing Partner deems reasonable and prudent to individuals, who will be the Executive Officers of the Partnership.

          (f) Fiduciary Obligations. A Partner shall be liable under this Agreement for benefits improperly received, willful misconduct, recklessness and gross negligence with respect to the business of the Partnership, but shall not be liable to the Partnership or the other Partners for errors in judgment or for any acts or omissions that do not constitute the improper receipt of benefits, willful misconduct, recklessness or gross negligence with respect to the business of the Partnership.

          (g) Tax Matters Partner. The tax matters partner of the Partnership pursuant to Code Section 6231(a)(7) (the "Tax Matters Partner") shall be TWE or any successor tax matters partner designated by agreement of all Partners. The Tax Matters Partner shall have all powers necessary to perform fully its responsibilities under the Code. To the extent and in the same manner as provided by applicable law, the Tax Matters Partner (i) shall furnish the name, address, and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate and (ii) shall keep each Partner informed of any administrative and judicial proceedings for the adjustment at the Partnership level of any items required to be taken into account by a Partner for income tax purposes. The Tax Matters Partner shall give notice to each Partner of a Partnership audit. The Tax Matters Partner shall prepare and file, or cause to be prepared and filed, all tax returns (including amended tax returns) filed by the Partnership. The Tax Matters Partner shall be reimbursed by the Partnership for all out-of-pocket costs and expenses incurred by it in connection with any administrative or judicial proceeding with respect to any tax matter involving the Partnership or the Partners in their capacity as Partners.

         (h) Compensation of Partners and Reimbursement of Expenses.

             (i) TWE shall be compensated by the Partnership for its services as Managing Partner in an amount equal to (A) the Partnership's pro rata share, based on the ratio of the number of Subscribers served by the Partnership Systems to the total number of Subscribers served by the Partnership Systems and the Other TWE Systems, of the following: (1) TWE Cable Expenses (as defined below), (2) after receipt of evidence reasonably satisfactory to Advance/Newhouse of services received by the TWE Cable Division therefor, the management fees payable by TWE to USW pursuant to Section 8(h) of the Admission Agreement, dated as of May 16, 1993, between TWE and USW, attributable to such services, and (3) TWE's obligations under Section 17.7(b) of the TWE Partnership Agreement to reimburse TWX with respect to options exercised by employees of TWE's Cable Division (other than (x) Eligible Option Holders (who are covered by paragraph (iii) below) and (y) system-level employees of TWE who perform substantially all of their duties on behalf of one or more Other TWE Systems), and (B) all specific costs and expenses incurred by TWE and its Affiliates on behalf of the Partnership. For purposes of the foregoing, "TWE Cable Expenses" shall mean all expenses incurred in connection with managing and operating the TWE Cable Division (other than direct and identifiable costs or expenses relating to the Other TWE Systems, which would not be appropriately allocated to the Partnership); provided that such expenses shall be calculated net of any management fees received by TWE with respect to the management of partially owned cable television systems ("Managed Systems"), it being understood that in determining the Partnership's pro rata share of any costs or expenses described in this Section 3.1(h), the Subscribers served by the Managed Systems shall be excluded from the number of Subscribers served by the Partnership Systems and the number of Subscribers served by the Other TWE Systems. By way of example, TWE Cable Expenses include, without limitation, the general costs and expenses incurred by or allocated to the TWE Cable Division in connection with the development of the Full Service Network and telephony service and legal expenses incurred by the TWE Cable Division in connection with legal proceedings (such as "test cases") which generally affect the TWE Cable Division, but do not include expenses incurred in connection with the current operations of NY 1. Notwithstanding the foregoing, to the extent that any TWE Cable Expenses are paid more than one year beyond the end of the year in which such expenses arise, the Partnership shall reimburse TWE for such expenses when such expenses are paid; and to the extent that any TWE Cable Expenses are paid more than one year in advance of the year in which they arise, the Partnership shall reimburse TWE for such expenses when they are paid. The Partnership shall reimburse TWE for all costs and expenses for each calendar month for which TWE is entitled to reimbursement hereunder on the fifteenth day of such month based on TWE's reasonable estimate thereof; provided that any discrepancies between actual costs (as set forth in a certificate signed by an appropriate officer of TWE) and estimated costs and expenses shall be settled quarterly in arrears by payment by the Partnership to TWE of the amount of any underpayment for such quarter or by allocating to the Partnership a credit against future payments required by this paragraph in the amount of any overpayment for such quarter. The Advance/Newhouse Accountants shall have the right to audit annually TWE's records relevant to reimbursements from the Partnership pursuant to this subparagraph. The costs and expenses of such audit shall be borne by Advance/Newhouse. TWE and Advance/Newhouse agree that no adjustment shall be made to any annual reimbursement in the event that the extent of any disagreement between the parties shall be, as to such year, less than $1,500,000.

             (ii) TWE, as Managing Partner, shall make all programming and any other service or product decisions with respect to the Partnership Systems, and shall use reasonable best efforts to cause such systems to be included in all programming and other relevant agreements to which the TWE Cable Division or any of its Controlled Affiliates is a party. TWE shall be compensated by the Partnership for such programming as follows (whether or not the Partnership Systems are included within such programming or other agreements):

                  (A) With respect to Third Party Programming (as defined below), the Partnership shall pay TWE for such programming at a net effective rate (taking into account the appropriate economic benefit and/or detriment to TWE, if any, including, without limitation, discounts, credits, marketing support, rate reimbursement, advertising support, channel position fees, rebates, prepayment loans, deductions for unallocated accounts and other incentives) equal to the net effective rate per subscriber paid or accrued for such programming by the TWE Cable Division or its Controlled Affiliate pursuant to the master programming agreement or similar agreement between the provider of such programming and the TWE Cable Division or such Controlled Affiliate.

               (B) With respect to any other programming, the Partnership shall pay TWE for such programming at a rate equal to the pro rata portion of the costs to TWE or such Affiliate of producing such programming (such pro rata portion to be determined based on the ratio of the number of Subscribers served by the Partnership Systems offering such programming to the total number of Subscribers served by the Partnership Systems and the Other TWE Systems offering such programming, or, in the case of a la carte programming, the ratio of the number of Partnership System Subscribers subscribing to such programming to the number of Subscribers of the Partnership Systems and the Other TWE Systems subscribing to such programming).

          For the purpose of the foregoing, "Third Party Programming" shall mean
(x) any programming purchased by the TWE Cable Division or any of its Controlled Affiliates from any person that is not a Wholly-Owned Affiliate (as defined below) of TWE and (y) any programming (including, without limitation, HBO and Cinemax) purchased by the TWE Cable Division or its Controlled Affiliates from TWE or any of its Wholly-Owned Affiliates (as defined below), provided, with respect to this clause (y), that (1) such programming is offered by TWE or such Affiliate to unaffiliated third parties for use on cable television systems, and
(2) the amount paid by the TWE Cable Division or its Controlled Affiliates for such programming is consistent with the amount paid for such programming by similarly situated third parties and is otherwise consistent with the principles previously agreed to by the parties. "Wholly-Owned Affiliate" of TWE shall mean
(x) any division or subdivision of TWE or (y) any direct or indirect subsidiary of TWE all of the capital stock or other equity interests of which are owned, directly or indirectly, by TWE.

               (iii) Upon exercise by any Eligible Option Holder (as defined below) of options to purchase securities of TWX or any of its Affiliates ("TWX Securities"), the Partnership shall pay to TWE for each share of stock or each $1,000 principal amount of debt securities, as the case may be (such share or $1,000 principal amount being referred to herein as a "unit" of TWX Securities), issuable upon exercise of such options an amount equal to the excess of (A) the Closing Price (as defined below) of a unit of such TWX Securities as of the date of exercise, over (B) either (1) for options issued prior to the Initial Closing Date, the greater of (x) the exercise price paid by such Eligible Option Holder for each such unit of TWX Securities and (y) the Closing Price of a unit of such TWX Securities on the Initial Closing Date, or (2) for options issued after the Initial Closing Date, the exercise price paid by such Eligible Option Holder for each such unit of TWX Securities.

          For the purpose of this Section 3.1(h)(iii), the term "Eligible Option Holder" shall mean any officer or other employee of the Partnership or of TWE or any of its Subsidiaries who (x) in such capacity performs substantially all of his or her duties on behalf of the Partnership and (y) has been, or from time to time is, issued options to purchase units of TWX Securities; and the term "Closing Price" shall mean, with respect to any TWX Securities on any day, the last reported sale price of a unit of such TWX Securities (regular way) on such day as shown on the New York Stock Exchange ("NYSE") Composite Transaction Tape, or in case no such sale takes place on such day, the average of the closing bid and asked prices of a unit of such TWX Securities on such day on the NYSE, or, if such TWX Securities are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such TWX Securities are listed or admitted to trading, or, if they are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of such TWX Securities on such day as reported by NASDAQ, or if such TWX Securities are not so reported, the average of the closing bid and asked prices of a unit of such TWX Securities on such day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by TWX for that purpose; provided that in each case, the Closing Price shall be equitably adjusted to take into account any recapitalizations, reclassifications, mergers, consolidations, spin-offs, extraordinary dividends or distributions, subdivisions or combinations or the like affecting the TWX Securities.

               (iv) Except as expressly provided herein, including without limitation Section 3.1(g), Section 3.1(h) and Section 13.1 of this Agreement, or in the Contribution Agreement, no Partner shall be entitled, without the prior written consent of the other Partners, to compensation for its services on behalf of the Partnership or to be reimbursed for any costs or expenses incurred by such Partner or any of its Affiliates, agents, or representatives.

               (v) Each of the Partners shall bear its own expenses, including fees and expenses of legal counsel, financial advisors, brokers or finders, and consultants incurred by it or its Affiliates in the negotiation and preparation of this Agreement.

     3.2 Limitations On Managing Partner. Notwithstanding any provision in this Agreement to the contrary, and in addition to any other consent or approval that may be required by the express terms of this Agreement, neither the Partnership nor any of its Subsidiaries shall, and neither the Managing Partner nor any Partner individually shall have the authority to cause the Partnership or any of its Subsidiaries to, take any of the following actions without (i) the consent of the Partners or (ii) the unanimous consent (in person or by proxy) of all members of the Executive Committee:

         (a) sell, assign, or otherwise dispose of all or substantially all of the assets of the Partnership and its Subsidiaries (including without limitation the Beneficial Assets and Subsidiary Beneficial Assets), taken as a whole, except upon the liquidation and dissolution of the Partnership in accordance with Section 8 or Section 12;

          (b) merge or consolidate with any other Person, other than the merger or consolidation of a Subsidiary of the Partnership with and into another Subsidiary of the Partnership or the Partnership;

          (c) liquidate or dissolve, except in accordance with Section 8,
Section 12 or as otherwise may be required by the Act, and except for any liquidation or dissolution of a Subsidiary of the Partnership permitted by clause (b) above;

          (d) admit any new partner to the Partnership (other than pursuant to Section 6.1), or establish the terms and conditions of the admission of any new partner to the Partnership;

          (e) incur, create, or assume any additional Indebtedness (including any Indebtedness relating to a Beneficial Asset or Subsidiary Beneficial Asset) if the ratio of (i) Indebtedness of the Partnership (including such additional Indebtedness and any Indebtedness relating to a Beneficial Asset or Subsidiary Beneficial Asset), to (ii) EBITDA of the Partnership for the last four fiscal quarters for which financial statements are available (the "Indebtedness/EBITDA Ratio"), would exceed 5:1; provided that for purposes of calculating the Indebtedness/EBITDA Ratio of the Partnership throughout this Agreement, both the Indebtedness and the EBITDA of Paragon Communications shall be excluded; and provided further that if the Partnership shall incur, create or assume any additional Indebtedness prior to the date on which financial statements for the first four fiscal quarters of the Partnership shall be available, then the Indebtedness/EBITDA Ratio shall be calculated on a pro forma basis assuming that the Partnership had operated the Partnership Systems since the beginning of the most recent four fiscal quarter period for which financial statements of the Partners are available, which pro forma calculation shall be subject to the approval of the Advance/Newhouse Accountants, which approval shall not be unreasonably withheld.

          (f) subject to Section 3.2(e), incur, create or assume any additional Indebtedness (including any Indebtedness relating to a Beneficial Asset or Subsidiary Beneficial Asset), the proceeds of which are to be distributed to the Partners pursuant to Section 5.1, if the Indebtedness/EBITDA Ratio, calculated without taking into account any Indebtedness incurred by the Partnership for purposes other than distributions to the Partners, would exceed 2:1; provided that if the Partnership shall incur, create or assume any additional Indebtedness prior to the date on which financial statements for the first four fiscal quarters of the Partnership shall be available, then the Indebtedness/EBITDA Ratio shall be calculated on a pro forma basis assuming that the Partnership had operated the Partnership Systems since the beginning of the most recent four fiscal quarter period for which financial statements of the Partners are available, which pro forma calculation shall be subject to the approval of the Advance/Newhouse Accountants, which approval shall not be unreasonably withheld.

          (g) enter into any agreement restricting the ability of the Partnership to make distributions to the Partners with respect to their Partnership Interests, except for reasonable restrictions contained in agreements entered into by the Partnership in connection with the incurrence of Indebtedness of the Partnership permitted by this

Agreement (provided that no such restrictions prohibit distributions in connection with the redemption of Preferred Partnership Units by the Partnership unless there exists a default or a circumstance which with notice or lapse of time or both would constitute a default under the agreement governing such Indebtedness);

          (h) dispose of any Partnership System serving more than 25,000 Subscribers for any consideration other than cash, dispose of any Partnership System with more than 10,000 Subscribers in a Preferred Cluster Area, or dispose of one or more Partnership Systems for aggregate cash consideration in excess of $50,000,000, in each case in any transaction or series of related transactions;

          (i) except as provided in Section 10.1, acquire one or more cable television systems (other than cable television systems acquired pursuant to the Contribution Agreement) with more than 25,000 Subscribers for any consideration other than cash, or acquire one or more cable television systems for aggregate cash consideration in excess of $50,000,000, in either case in any transaction or series of related transactions;

          (j) except as provided in Section 10, acquire any assets (other than cable television systems in accordance with paragraph (i) above, assets acquired pursuant to the Contribution Agreement, or assets acquired in the ordinary course of business or otherwise in accordance with the Long Term Strategic Plan) for aggregate consideration in excess of $50,000,000, or enter into a new line of business that is reasonably expected to require an investment in excess of $50,000,000 (other than as contemplated by the Long Term Strategic Plan), in either case in any transaction or series of related transactions;

          (k) dispose of any assets (including any assets represented by a Beneficial Asset or Subsidiary Beneficial Asset) (other than in the ordinary course of business and other than cable television systems in accordance with paragraph (h) above) for aggregate consideration in excess of $50,000,000 in any transaction or series of related transactions;

          (l) except as specifically set forth in this Agreement, enter into any contract (or series of related contracts) or engage in any transaction (or series of related transactions) with a Partner or any Affiliate of a Partner other than on an arm's length basis;

          (m) designate any additional area as a Preferred Cluster Area;

          (n) make material amendments or modifications to the Long Term Strategic Plan (as defined below);

          (o) make any material deviations from the Long Term Strategic Plan taken as a whole;

          (p) require additional Capital Contributions by any Partner; or





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                                                                              35


          (q) change the name of the Partnership.

     3.3  Business Plans.

          (a) Long Term Strategic Plan.

              (i) On or about March 6, 1995, TWE presented to Advance/Newhouse a statement of the Partnership's strategic objectives for the first five years of the Partnership's operations (the "Long Term Strategic Plan"), which plan included the Partnership's strategic objectives with respect to acquisitions and investments, asset dispositions, capital expenditures and the entry into or withdrawal from any material line of business as well as overall timing and numerical parameters with respect thereto. The Long Term Strategic Plan was prepared in a manner materially consistent with the long term strategic plan of TWE's Cable Division. On March 9, 1995 Advance/ Newhouse approved the Long Term Strategic Plan.

              (ii) On August 18, 1998, TWE presented a successor Long Term Strategic Plan as required by Section 11(a) of the First Transaction Agreement. On October 21, 1998, Advance/Newhouse approved such successor Long Term Strategic Plan.

              (iii) Prior to September 30, 2001 and within three years following the adoption and approval of each successor long term strategic plan in accordance with this paragraph (iii), the Managing Partner shall present to Advance/Newhouse a new long term strategic plan for the five year period beginning no later than the first day of the calendar year following the date which is three years following the adoption of the previous Long Term Strategic Plan. Such long term strategic plan shall be prepared in a manner materially consistent with the long term strategic plan of TWE's Cable Division and shall be subject to the approval of Advance/Newhouse. Any long term strategic plan approved by Advance/Newhouse and adopted by the Partnership shall upon the effective date stated in such plan be the Long Term Strategic Plan for all purposes of this Agreement. Until a successor Long Term Strategic Plan is approved by Advance/Newhouse, the Long Term Strategic Plan then in effect shall continue in effect; provided that upon the expiration of the five year period covered by such Long Term Strategic Plan, such Long Term Strategic Plan shall remain in effect as if it applied to such fiscal year, but shall be appropriately adjusted to provide for any capital expenditures required to be incurred by the Partnership by the terms of any franchise agreement or other requirement of law or to enable the Partnership to continue or complete any project or activity in progress that was contemplated by a previously approved Long Term Strategic Plan or was approved by the Executive Committee with the consent of Advance/Newhouse's representatives.

          (b) Divisional Budget. Within a reasonable period of time prior to the beginning of each Fiscal Year, the Managing Partner shall provide to Advance/Newhouse division-by-division annual budgets for each group of Partnership Systems comprising a management division, which budgets shall not be materially inconsistent with the Long Term Strategic Plan without the written consent of Advance/Newhouse or its representatives on the Executive Committee. The Managing Partner shall provide Advance/Newhouse's representatives on the Executive Committee reasonable opportunity to consult with the Managing Partner with respect to such plans.

          (c) Other Business Plans. If TWE prepares other business plans with respect to the operation of TWE's Cable Division, then TWE shall provide such plans to Advance/Newhouse. The Managing Partner shall provide Advance/Newhouse's representatives on the Executive Committee reasonable opportunity to consult with the Managing Partner with respect to such plans.

SECTION 4  PARTNERSHIP CAPITAL

     4.1  Capital Contributions.

          (a) Initial Contributions. Upon the execution of the Original Agreement, Advance/Newhouse contributed to the Partnership cash in the amount of $30.00 and TWE contributed to the Partnership cash in the amount of $60.00.

          (b) Additional Contributions by Advance/Newhouse.

              (i) On the Initial Closing Date and from time to time thereafter as provided in the Contribution Agreement, and in accordance with the terms and conditions of the Contribution Agreement, Advance/Newhouse contributed or caused to be contributed to the Partnership those assets (including the Beneficial Assets and the Subsidiary Beneficial Assets) specified to be so contributed in the Contribution Agreement. As of the Initial Closing Date the fair market value of the assets contributed by Advance/Newhouse pursuant to this Section 4.1(b) was determined in accordance with Section 2.4 of the Contribution Agreement and included in the Partnership's records.

              (ii) At any time after the date that is six months following the First Effective Date and on or before the earlier of the fourth anniversary of the First Effective Date, a restructuring of the Partnership pursuant to Section 8.2, or the purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall contribute to the Partnership cash in the amount of the First Advance/Newhouse Contribution Amount. In addition, Advance/Newhouse shall pay interest on the First Advance/Newhouse Contribution Amount at the Interest Rate (as defined in Section 5 of the First Transaction Agreement) compounded (to the extent not paid) on a quarterly basis, from July 1, 1996 until the date on which the First Advance/Newhouse Contribution Amount is paid. On the First Effective Date, Advance/Newhouse executed the Advance/Newhouse Note (as defined in Section 5 of the First Transaction Agreement) which is not an asset of the Partnership but secures Advance/Newhouse's obligation to contribute the First Advance/Newhouse Contribution Amount to the Partnership, plus interest, as provided in this
Section 4.1(b)(ii).

              (iii) At any time after the date that is six months following the Second Effective Date and on or before the earlier of the fourth anniversary of the Second Effective Date, a restructuring of the Partnership pursuant to
Section 8.2, or the





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                                                                              37


purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall contribute to the Partnership cash in the amount of the Second Advance/Newhouse Contribution Amount. In addition, Advance/Newhouse shall pay interest on the Second Advance/Newhouse Contribution Amount at the Interest Rate (as defined in Section 4 of the Second Transaction Agreement) compounded (to the extent not paid) on a quarterly basis, from the Second Effective Date until the date on which the Second Advance/Newhouse Contribution Amount is paid. On the Second Effective Date, Advance/Newhouse shall execute the Advance/Newhouse Note (as defined in Section 4 of the Second Transaction Agreement) which shall not be an asset of the Partnership but shall secure Advance/Newhouse's obligation to contribute the Second Advance/Newhouse Contribution Amount to the Partnership, plus interest, as provided in this
Section 4.1(b)(iii).

              (iv) At any time after the date that is six months following the Third Effective Date and on or before the earlier of July 1, 2000, a restructuring of the Partnership pursuant to Section 8.2, or the purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall contribute to the Partnership cash in the amount of the Third Advance/Newhouse Contribution Amount. In addition, Advance/Newhouse shall pay interest on the Third Advance/Newhouse Contribution Amount at the Interest Rate (as defined in Section 4 of the Third Transaction Agreement) compounded (to the extent not paid) on a quarterly basis, from July 1, 1998 until the date on which the Third Advance/Newhouse Contribution Amount is paid in full, subject to a prepayment penalty if paid prior to July 1, 2000 as described in Section 4 of the Third Transaction Agreement. On the Third Effective Date, Advance/Newhouse shall execute the Advance/Newhouse Note (as defined in Section 4 of the Third Transaction Agreement) which shall not be an asset of the Partnership but shall secure Advance/Newhouse's obligation to contribute the Third Advance/Newhouse Contribution Amount to the Partnership, plus interest, as provided in this
Section 4.1(b)(iv).

              (v) On or before the fourth anniversary of the Fourth Effective Date a restructuring of the Partnership pursuant to Section 8.2, or the purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall contribute to the Partnership cash in the amount of the Fourth Advance/Newhouse Contribution Amount. In addition, Advance/Newhouse shall pay interest on the Fourth Advance/Newhouse Contribution Amount at the Interest Rate (as defined in Section 4 of the Fourth Transaction Agreement) compounded (to the extent not paid) on a quarterly basis, from the Fourth Effective Date until the date on which the Fourth Advance/Newhouse Contribution Amount is paid in full, as described in Section 4 of the Fourth Transaction Agreement. On the Fourth Effective Date, Advance/Newhouse shall execute the Advance/Newhouse Note (as defined in Section 4 of the Fourth Transaction Agreement) which shall not be an asset of the Partnership but shall secure Advance/Newhouse's obligation to contribute the Fourth Advance/Newhouse Contribution Amount to the Partnership, plus interest, as provided in this Section 4.1(b)(v).

          (c) Additional Contributions by TWE.

             (i) On the Initial Closing Date and from time to time thereafter as provided in the Contribution Agreement, and in accordance with the terms and conditions of the Contribution Agreement, TWE contributed to the Partnership those assets (including the Beneficial Assets and the Subsidiary Beneficial Assets) specified to be so contributed in the Contribution Agreement. As of the Initial Closing Date the fair market value of the assets contributed by TWE pursuant to this Section 4.1(c) was determined in accordance with Section 2.4 of the Contribution Agreement and included in the Partnership's records.

             (ii) On the First Effective Date and from time to time thereafter as provided in the First Transaction Agreement and in accordance with the terms and conditions of the First Transaction Agreement, TWE contributed to the Partnership those assets specified in Section 2(a) of the First Transaction Agreement, subject to the liabilities set forth in the First Transaction Agreement. Such contribution by TWE was in satisfaction of certain of its obligations, including under the Contribution Agreement, as provided in Section 2(d) of the First Transaction Agreement.

             (iii) On the Fourth Effective Date and from time to time thereafter as provided in the Fourth Transaction Agreement and in accordance with the terms and conditions of the Fourth Transaction Agreement, TWE shall contribute to the Partnership those assets specified in Section 1(a)(i) and Section 1(a)(ii) of the Fourth Transaction Agreement, subject to liabilities as set forth in the Fourth Transaction Agreement. For purposes of establishing Capital Accounts, the Partners agree that as of the Fourth Effective Date, the fair market value of the assets contributed by TWE pursuant to this Section 4.1(c)(iii) shall be determined in accordance with the Fourth Transaction Agreement.

          (d) Contributions by Paragon.

              (i) On the First Effective Date and from time to time thereafter as provided in the First Transaction Agreement and in accordance with the terms and conditions of the First Transaction Agreement, Paragon contributed to the Partnership those assets specified on Schedule 1 of the First Transaction Agreement and in Section 2(b) of the First Transaction Agreement, subject to the liabilities set forth in the First Transaction Agreement. For purposes of establishing Capital Accounts, the Partners agree that as of the First Effective Date, the fair market value of the assets contributed by Paragon pursuant to this Section 4.1(d)(i) was determined in accordance with the First Transaction Agreement.

              (ii) On the Second Effective Date and from time to time thereafter as provided in the Second Transaction Agreement and in accordance with the terms and conditions of the Second Transaction Agreement, Paragon contributed to the Partnership those assets specified on Schedule 1 of the Second Transaction Agreement, subject to the liabilities set forth in the Second Transaction Agreement. For purposes of establishing Capital Accounts, the Partners agree that as of the Second Effective Date, the fair market value of the assets contributed by Paragon pursuant to this Section 4.1(d)(ii) shall be determined in accordance with the Second Transaction Agreement.

              (iii) On the Third Effective Date and from time to time thereafter as provided in the Third Transaction Agreement and in accordance with the terms and conditions of the Third Transaction Agreement, Paragon shall contribute to the Partnership those assets specified on Schedule 1 of the Third Transaction Agreement, subject to the liabilities set forth in the Third Transaction Agreement. For purposes of establishing Capital Accounts, the Partners agree that as of the Third Effective Date, the fair market value of the assets contributed by Paragon pursuant to this Section 4.1(d)(iii) was determined in accordance with the Third Transaction Agreement.

              (iv) On the Fourth Effective Date and from time to time thereafter as provided in the Fourth Transaction Agreement and in accordance with the terms and conditions of the Fourth Transaction Agreement, Paragon shall contribute to the Partnership those assets specified in Section 1(a)(iii) of the Fourth Transaction Agreement, subject to liabilities as described in the Fourth Transaction. For purposes of establishing Capital Accounts, the Partners agree that as of the Fourth Effective Date, the fair market value of the assets contributed by Paragon pursuant to this Section 4.1(d)(iv) was determined in accordance with the Fourth Transaction Agreement.

          (e) Preferred Capital Contributions.

              (i) Prior to the Fourth Effective Date, no Preferred Partnership Units were issued to Advance/Newhouse in exchange for Preferred Capital Contributions pursuant to Section 4.2(c).

              (ii) At any time that TWE, Advance/Newhouse or Paragon elects not to receive a proposed distribution from the Partnership pursuant to Section 5.1(c), the amount of such proposed distribution shall be treated as a contribution to the Partnership, in increments of $1,000, in exchange for Preferred Partnership Units as provided in Section 4.2(c); provided, however, that, notwithstanding the foregoing, if at such time TWE, Advance/Newhouse and Paragon are all treated as having made a concurrent contribution to the Partnership in accordance with this Section 4.1(e)(ii), then the amount of the proposed distribution to TWE, Advance/Newhouse and Paragon shall be treated as Common Capital Contributions and no Preferred Partnership Units shall be issued therefor.

              (iii) Any Distributable Cash retained by the Partnership and treated as a Preferred Capital Contribution in accordance with Section 4.1(e)(i) or 4.1(e)(ii) shall be invested by the Partnership in debt securities in the manner directed by the holder of the applicable Preferred Partnership Units and any amounts received on such debt securities (as interest or otherwise), to the extent not distributed pursuant to Sections 5.1(a)(i), 5.1(b)(i) or 5.2, shall be reinvested in debt securities in the manner directed by the holder of the applicable Preferred Partnership Units. All such debt securities, together with any uninvested amounts received thereon, shall be referred to herein as the "Preferred Investment Pool" with respect to the Preferred Partnership Units held by such Partner.

          (f) Other Additional Capital Contributions. Except as agreed to by the Partners in accordance with Section 3.2 hereof, there shall be no further assessments for additional Common Capital Contributions, Series A Preferred Capital Contributions, Series B Preferred Capital Contributions or Series C Preferred Capital Contributions by the Partners to the Partnership.

     4.2  Partnership Units.

          (a) Advance/Newhouse and TWE.

              (i) On September 9, 1994, the Partnership issued:

                  (A) to Advance/Newhouse, 300 Common Partnership Units in exchange for Advance/Newhouse's agreement to make the Common Capital Contributions described in Section 4.1(a) and Section 4.1(b)(i); and

                  (B) to TWE, 600 Common Partnership Units in exchange for TWE's agreement to make the Common Capital Contributions described in Section 4.1(a) and Section 4.1(c).

              (ii) As of the First Effective Date, the Partnership issued to Advance/Newhouse the number of Common Partnership Units equal to fifty percent (50%) of the number of Common Partnership Units issued to Paragon pursuant to
Section 4.2(b)(i) hereof. Such Common Partnership Units were issued to Advance/Newhouse in exchange for Advance/Newhouse's agreement to make the Capital Contribution described in Section 4.1(b)(ii).

              (iii) As of the Second Effective Date, the Partnership issued to Advance/Newhouse the number of Common Partnership Units equal to fifty percent (50%) of the number of Common Partnership Units issued to Paragon pursuant to
Section 4.2(b)(ii) hereof. Such Common Partnership Units were issued to Advance/Newhouse in exchange for Advance/Newhouse's agreement to make the Capital Contribution described in Section 4.1(b)(iii).

              (iv) As of the Third Effective Date, the Partnership issued to Advance/Newhouse the number of Common Partnership Units equal to fifty percent (50%) of the number of Common Partnership Units issued to Paragon pursuant to
Section 4.2(b)(iii) hereof. Such Common Partnership Units were issued to Advance/Newhouse in exchange for Advance/Newhouse's agreement to make the Capital Contribution described in Section 4.1(b)(iv).

              (v) On the Fourth Effective Date, the Partnership shall issue:

                  (A) to Advance/Newhouse, the number of Common Partnership Units equal to fifty percent (50%) of the aggregate number of Common Partnership Units issued to TWE pursuant to Section 4.2(a)(v)(B) hereof and issued to Paragon pursuant to Section 4.2(b)(iv) hereof. Such Common Partnership Units shall be issued to Advance/Newhouse in exchange for

     Advance/Newhouse's agreement to make the Capital Contribution described in
     Section 4.1(b)(v); and

                  (B) to TWE, the number of Series C Preferred Partnership Units and Common Partnership Units provided in Section 1(c) of the Fourth Transaction Agreement. Such Series C Preferred Partnership Units and Common Partnership Units shall be issued to TWE in exchange for its agreement to make the Capital Contribution described in Section 4.1(c)(iii).

          (b) Paragon.

              (i) As of the First Effective Date, the Partnership issued to Paragon the number of Series A Preferred Partnership Units and the number of Common Partnership Units provided in Sections 1(c) and 2(d) of the First Transaction Agreement. Such Series A Preferred Partnership Units and Common Partnership Units were issued to Paragon in exchange for Paragon's agreement to make the Capital Contribution described in Section 4.1(d)(i).

              (ii) As of the Second Effective Date, the Partnership issued to Paragon the number of Series B Preferred Partnership Units and the number of Common Partnership Units provided in Section 1(c) of the Second Transaction Agreement. Such Series B Preferred Partnership Units and Common Partnership Units were issued to Paragon in exchange for Paragon's agreement to make the Capital Contribution described in Section 4.1(d)(ii).

              (iii) As of the Third Effective Date, the Partnership issued to Paragon the number of Series B Preferred Partnership Units and the number of Common Partnership Units provided in Section 1(c) of the Third Transaction Agreement. Such Series B Preferred Partnership Units and Common Partnership Units were issued to Paragon in exchange for Paragon's agreement to make the Capital Contribution described in Section 4.1(d)(iii).

              (iv) On the Fourth Effective Date, the Partnership shall issue to Paragon the number of Series C Preferred Partnership Units and Common Partnership Units provided in Section 1(d) of the Fourth Transaction Agreement. Such Series C Preferred Partnership Units and Common Partnership Units shall be issued to Paragon in exchange for its agreement to make the Capital Contribution described in Section 4.1(d)(iv).

          (c) Preferred Partnership Units. At any time that a Partner is treated as having made a contribution to the Partnership pursuant to Section 4.1(e) (unless all Partners are treated as having made such a contribution as provided in the proviso to Section 4.1(e)(ii)), the Partnership shall issue to such Partner, on the date on which such contribution is deemed made, one Preferred Partnership Unit for each $1,000 deemed contributed by such Partner on such date.

          4.3 Indebtedness.

          (a) (i) In accordance with the First Transaction Agreement, the Partnership assumed and otherwise took subject to, the Assumed CVI Liabilities and the Assumed Paragon Liabilities (as such terms are defined in Sections 1(a) and 2(b) of the First Transaction Agreement).

              (ii) In accordance with the Second Transaction Agreement, the Partnership assumed or otherwise took subject to, the Assumed Second Liabilities (as such terms are defined in Section 1(a) of the Second Transaction Agreement).

              (iii) In accordance with the Third Transaction Agreement, the Partnership assumed or otherwise took subject to, the Assumed Third Liabilities (as such terms are defined in Section 1(a) of the Third Transaction Agreement).

              (iv) In accordance with the Fourth Transaction Agreement, the Partnership shall assume or otherwise take subject to, the Assumed Fourth Transaction Liabilities (as such terms are defined in Section 1(a) of the Fourth Transaction Agreement).

          (b) Subject to Sections 3.2(e) and 3.2(f), from time to time upon the written request of any Partner, the Partnership shall incur Indebtedness which, in the good faith judgment of the Managing Partner is available on commercially reasonable terms, provided such Indebtedness expressly is non-recourse to any Partner.

          (c) Subject to the limitation in Section 5.1(a)(iv), in the event the Partnership incurs Indebtedness pursuant to this Section 4.3, the proceeds of such Indebtedness shall be distributed to the Partners in accordance with
Section 5.1 below.

          (d) As promptly as practicable after the Managing Partner determines to cause the Partnership to incur, create or assume any Indebtedness, but not less than 10 days before the incurrence, creation or assumption by the Partnership of such Indebtedness, the Managing Partner shall give Advance/Newhouse notice and a reasonably detailed description thereof, including a description of any restrictions on distributions of the type referred to in the next sentence contained in the agreement governing such Indebtedness (the "Indebtedness Notice"). The Managing Partner shall use reasonable best efforts in negotiating such agreement to exclude from the credit (or other) agreement(s) entered into by the Partnership in connection with such Indebtedness any restrictions on distributions by the Partnership with respect to any Preferred Partnership Units (it being understood that, subject to Section 3.2(g), the Partnership shall not be required to exclude any restrictions on distributions with respect to any Preferred Partnership Units from any such agreement if as a result of such exclusion the Indebtedness governed by such agreement would bear a higher rate of interest or such agreement would contain more restrictive covenants than if such agreement did not exclude such restrictions, assuming for such purpose that the Partnership did not own the assets held in the Preferred Investment Pool).

SECTION 5  CASH DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

         5.1 Distributions.

                  (a) Distributions Prior to Sixth Anniversary. Except as provided in Sections 5.1(d), 5.1(e), 5.2 and 8.2, prior to the sixth anniversary of the First Effective Date, all distributions by the Partnership shall be made as follows:

                           (i) The Partnership shall, at least quarterly,
distribute (to the extent not prohibited by any applicable contractual restrictions) to the holders of the Preferred Partnership Units all cash received with respect to the Preferred Investment Pool associated with such Preferred Partnership Units, until each holder of Preferred Partnership Units shall have received aggregate distributions pursuant to this Section 5.1(a)(i) in an amount equal to the product of the Effective Tax Rate times the Net Cumulative Preferred Taxable Income allocated to such holder of Preferred Partnership Units during the period commencing on the Initial Closing Date and ending on the last day of the fiscal quarter immediately preceding the date of distribution.

                           (ii) With respect to any Fiscal Year in which Paragon
and TWE are expected (based on the Managing Partner's good faith estimate) to be allocated Net Profit pursuant to Section 5.3(b)(ii), the Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) all Distributable Cash to Paragon and TWE (on a pari passu basis in proportion to the excess amounts calculated for each of them in clauses (A) and (B) below, respectively):

                                    (A) until Paragon shall have received
         distributions, with respect to the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by it in an amount equal to the excess of (I) the sum of (x) such estimated Net Profit expected to be allocated to such Partner pursuant to Section 5.3(b)(ii)(A) and (y) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(ii)(A) for all prior Fiscal Years, over (II) the distributions to Paragon pursuant to this Section 5.1(a)(ii)(A) for all prior Fiscal Years, which distributions shall be allocated among the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by Paragon, pari passu, in proportion to such excess amount calculated for each of them; and

                                    (B) until TWE shall have received
         distributions with respect to the Series C Preferred Partnership Units held by it in an amount equal to the excess of (I) the sum of (x) such estimated Net Profit expected to be allocated to such Partner pursuant to Section 5.3(b)(ii)(B) and (y) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(ii)(B) for all prior Fiscal Years, over (II) the distributions to TWE pursuant to this Section 5.1(a)(ii)(B) for all prior Fiscal Years.

                           (iii) After the Partnership has made distributions
with respect to the Preferred Partnership Units, the Series A Preferred Partnership Units, Series B Preferred Partnership Units and Series C Preferred Partnership Units in accordance with clauses (i) and (ii), the Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) to the Partners Distributable Cash, in proportion to the respective amounts required to be distributed to each such Partner pursuant to this Section 5.1(a)(iii), in an amount equal to 25 percent of such Partner's Net Tax Amount for the taxable year that includes such calendar quarter (as estimated in good faith by the Managing Partner). The Managing Partner's estimate of such Partner's Net Tax Amount for such year shall be revised prior to each distribution for such year and upon the filing of the Partnership's Federal income tax return for such year, and following such revision, (y) the Partnership shall distribute to such Partner the excess (if any) of the amount that should have been distributed to such Partner pursuant to this Section 5.1(a)(iii) based on such revised estimate, over the amount actually distributed to such Partner pursuant to this Section 5.1(a)(iii), plus interest thereon at the rate paid by the Partnership on its senior Indebtedness, or (z) such Partner shall contribute to the Partnership the excess (if any) of the amount actually distributed to such Partner pursuant to this Section 5.1(a)(iii) over the amount that should have been distributed to such Partner pursuant to this Section 5.1(a)(iii) based on such revised estimate, plus interest thereon at the rate paid by the Partnership on its senior Indebtedness. To the extent there is insufficient available cash to make distributions pursuant to this Section 5.1(a)(iii) at the time required, the Partnership shall pay interest on such shortfall at the rate paid by the Partnership on its senior Indebtedness, and such interest shall be paid out of the Partnership's first available Distributable Cash.

                           (iv) After the Partnership has made the distributions
required by clauses (i), (ii) and (iii), any remaining Distributable Cash shall, at least quarterly, be distributed to the Partners in accordance with their Percentage Interests, unless they make the election provided in Section 5.1(c); provided, however, that during the period ending on the third anniversary of the Fourth Effective Date, distributions to any Partner pursuant to this Section 5.1(a)(iv) shall not, without the consent of TWE, exceed an amount which, when added to the distributions to such Partner pursuant to Section 5.1(a)(iii), exceed the sum of (x) such Partner's permitted "operating cash flow distribution," as determined pursuant to Treasury Regulation Section 1.707-4(b), and (y) the amount of Partnership indebtedness incurred by the Partnership during the taxable year that includes such calendar quarter and the proceeds of which are distributed to the Partners, to the extent such indebtedness is included in such Partner's basis in its interest in the Partnership pursuant to Code Section 752 and Treasury Regulation Section 1.707-5(a)(2).

                  (b) Distributions After Sixth Anniversary. Except as provided in Sections 5.1(d), 5.1(e), 5.2 and 8.2, on and after the sixth anniversary of the First Effective Date, all distributions by the Partnership shall be made as follows:

                           (i) The Partnership shall, at least quarterly,
distribute (to the extent not prohibited by any applicable contractual restrictions) to the holders of the Preferred Partnership Units all cash received with respect to the Preferred Investment Pool associated with such Preferred Partnership Units, until each holder of Preferred Partnership Units shall have received aggregate distributions pursuant to Section 5.1(a)(i) and this Section 5.1(b)(i) in an amount equal to the product of the Effective Tax Rate times the Net Cumulative Preferred Taxable Income allocated to such holder of Preferred

Partnership Units during the period commencing on the Initial Closing Date and ending on the last day of the fiscal quarter immediately preceding the date of distribution.

                           (ii) With respect to any Fiscal Year in which Paragon
and TWE are expected (based on the Managing Partner's good faith estimate) to be allocated Net Profit pursuant to Section 5.3(b)(ii), the Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) all Distributable Cash to Paragon and TWE (on a pari passu basis in proportion to the excess amounts calculated for each of them in clauses (A) and (B) below, respectively):

                                    (A) until Paragon shall have received
         distributions, with respect to the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by it in an amount equal to the excess of (I) the sum of (x) such estimated Net Profit expected to be allocated to such Partner pursuant to Section 5.3(b)(ii)(A) and (y) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(ii)(A) for all prior Fiscal Years, over (II) the distributions to Paragon pursuant to this Section 5.1(b)(ii)(A) and Section 5.1(a)(ii)(A) for all prior Fiscal Years, which distributions shall be allocated among the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by Paragon, pari passu, in proportion to such excess amount calculated for each of them; and

                                    (B) until TWE shall have received
         distributions with respect to the Series C Preferred Partnership Units held by it in an amount equal to the excess of (I) the sum of (x) such estimated Net Profit expected to be allocated to such Partner pursuant to Section 5.3(b)(ii)(B) and (y) the Net Profit allocated to such Partner pursuant to Section 5.3(b)(ii)(B) for all prior Fiscal Years, over (II) the distributions to TWE pursuant to this Section 5.1(b)(ii)(B) and Section 5.1(a)(ii)(B) for all prior Fiscal Years.

                           (iii) After the Partnership has made distributions
with respect to the Preferred Partnership Units, the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units in accordance with clauses (i) and (ii), the Partnership shall, at least quarterly, distribute (to the extent not prohibited by any applicable contractual restrictions) to the Partners Distributable Cash, in proportion to the respective amounts required to be distributed to each such Partner pursuant to this Section 5.1(b)(iii), in an amount equal to 25 percent of such Partner's Net Tax Amount for the taxable year that includes such calendar quarter (as estimated in good faith by the Managing Partner). The Managing Partner's estimate of such Partner's Net Tax Amount for such year shall be revised prior to each distribution for such year and upon the filing of the Partnership's Federal income tax return for such year, and following such revision, (y) the Partnership shall distribute to such Partner the excess (if any) of the amount that should have been distributed to such Partner pursuant to this Section 5.1(b)(iii) based on such revised estimate, over the amount actually distributed to such Partner pursuant to this Section 5.1(b)(iii), plus interest thereon at the rate paid by the Partnership on its senior Indebtedness, or (z) such Partner shall contribute to the Partnership the excess (if any) of the amount actually distributed to such Partner pursuant to this Section 5.1(b)(iii) over the amount that should have been distributed to such Partner pursuant to this Section 5.1(b)(iii) based on such revised estimate, plus interest thereon at the rate paid by the Partnership on its senior Indebtedness. To the extent there is insufficient available cash to make distributions pursuant to this Section 5.1(b)(iii) at the time required, the Partnership shall pay interest on such shortfall at the rate paid by the Partnership on its senior Indebtedness, and such interest shall be paid out of the Partnership's first available Distributable Cash.

                           (iv) After the Partnership has made the distributions
required by clauses (i), (ii) and (iii), the Partnership shall distribute (to the extent not prohibited by any applicable contractual restrictions) any remaining Distributable Cash to Paragon and TWE on a pari passu basis in redemption of outstanding Series A Preferred Partnership Units, Series B Preferred Partnership Units and Series C Preferred Partnership Units, at a redemption price of $1,000 per Series A Preferred Partnership Unit, Series B Preferred Partnership Unit or Series C Preferred Partnership Unit, as the case may be, so that the Partnership shall have redeemed such Series A Preferred Partnership Units, Series B Preferred Partnership Units and Series C Preferred Partnership Units in accordance with the following:

                                    (A) Prior to the seventh anniversary of the
         First Effective Date, the Partnership shall have redeemed one-third of the number of Series A Preferred Partnership Units and Series B Preferred Partnership Units originally issued pursuant to Section 4.2(a)(v)(B) or Section 4.2(b);

                                    (B) Prior to the eighth anniversary of the
         First Effective Date, the Partnership shall have redeemed, in the aggregate, two-thirds of the number of Series A Preferred Partnership Units and Series B Preferred Partnership Units, plus one-third of the number of Series C Preferred Partnership Units, in each case that were originally issued pursuant to Sections 4.2(a)(v)(B) and 4.2(b); and

                                    (C) Prior to the ninth anniversary of the
         First Effective Date, the Partnership shall have redeemed, in the aggregate, all of the outstanding number of Series A Preferred Partnership Units and Series B Preferred Partnership Units, plus two-thirds of the number of Series C Preferred Partnership Units, in each case that were originally issued pursuant to Sections 4.2(a)(v)(B) and 4.2(b); and

                                    (D) On and after the tenth anniversary of
         the First Effective Date, the Partnership shall have redeemed all outstanding Series A Preferred Partnership Units, Series B Preferred Partnership Units and Series C Preferred Partnership Units.

Each distribution pursuant to this Section 5.1(b)(iv) shall be made with respect to the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and

Series C Preferred Partnership Units, as applicable, held by Paragon and TWE, pari passu, in proportion to the number of each outstanding.

                           (v) After the Partnership shall have made all
distributions required by clauses (i), (ii), (iii) and (iv), any remaining Distributable Cash shall, at least quarterly, be distributed to the Partners in accordance with their Percentage Interests, unless they make the election provided in Section 5.1(c).

                  (c) Election Not to Receive Distribution. Notwithstanding
Section 5.1(a)(iv) or Section 5.1(b)(v), at any time that the Partnership proposes to make distributions to the Partners pursuant to Section 5.1(a)(iv) or
Section 5.1(b)(v), any of such Partners may elect not to receive the distribution proposed to be distributed to it, and the amount of such proposed distribution shall be treated as a contribution to the Partnership by such Partner pursuant to Section 4.1(d), and shall no longer be considered to be part of Distributable Cash for purposes of Section 5.1.

                  (d) Net Proceeds of Sale. Following the sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, or upon the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), and after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs) as follows:

                           (i) First, the applicable Preferred Investment Pool
shall be distributed to the holder of Preferred Partnership Units in redemption of all such Preferred Partnership Units;

                           (ii) Second, the Priority Return accrued and unpaid
as of the date of liquidation shall be distributed to Paragon and TWE in respect of the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by each of them, as applicable, on a pari passu basis in proportion to the amounts of such returns;

                           (iii) Third, all outstanding Series A Preferred
Partnership Units, Series B Preferred Partnership Units and Series C Partnership Units shall be redeemed at a redemption price of $1,000 per Series A Preferred Partnership Unit, Series B Partnership Unit or Series C Partnership Unit, as the case may be; and

                           (iv) Finally, the remaining assets of the Partnership
shall be distributed to the Partners so as to effectuate the agreement among the Partners that the distributions remaining after paying taxes on the Partners' Special Income and Gross Profit and Gross Loss allocated under Section 5.3(d)(ii) with respect to the year of such distribution are in proportion to their respective Percentage Interests, assuming all Partners are taxed at the Special Effective Tax Rate and taking into account any additional tax paid by Advance/Newhouse due to the inability of it (or the Persons that are the taxpayers with respect to income of it) to use all Taxable Loss allocable to it.

                  (e) Withholding. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to a Partner shall be treated as amounts distributed to such Partner pursuant to Section 5.1 for all purposes of this Agreement.

         5.2 Redemption of Preferred Partnership Units. Upon an Advance/Newhouse Redemption Event, TWE Redemption Event, or Paragon Redemption Event, Advance/Newhouse, TWE or Paragon, respectively, shall have the option to require the Partnership to redeem all or some of the Preferred Partnership Units held by such Partner. Such redemption option shall be exercisable by delivery of a written notice (the "Redemption Notice") to the Partnership indicating that an Advance/Newhouse Redemption Event, TWE Redemption Event, or Paragon Redemption Event, as applicable, has occurred, and setting forth the number of Preferred Partnership Units to be redeemed by the Partnership (the "Redeemed Preferred Partnership Units"). As soon as reasonably practicable, but no later than five business days following the delivery of the Redemption Notice, the Partnership shall distribute to Advance/Newhouse, TWE or Paragon, as applicable, the applicable Preferred Investment Pool (or pro rata portion thereof based on the ratio of the number of Redeemed Preferred Partnership Units to the total number of Preferred Partnership Units held by Advance/Newhouse, TWE or Paragon, as applicable).

         5.3 Allocations of Preferred Profit; Preferred Loss; Net Profit and Net Loss.

                  (a) Priority Allocations. All Preferred Profit and Preferred Loss with respect to a Preferred Investment Pool for any Fiscal Year (or portion thereof) shall be allocated to the holder of Preferred Partnership Units to which such Preferred Investment Pool relates.

                  (b) Allocations of Net Profit. Except as otherwise provided in Sections 5.3(d) and 5.3(e), after giving effect to the allocations provided in Sections 5.3(a), 5.5 and 5.8, the Net Profit for each Fiscal Year (or portion thereof) shall be allocated to the Partners as follows:

                           (i) First, Net Profit shall be allocated to Paragon
and TWE (on a pari passu basis in proportion to the excess amounts calculated in clauses (A) and (B) below, respectively):

                                    (A) until Paragon shall have been allocated,
         with respect to the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by it, Net Profit in an amount equal to the excess, if any, of (I) the aggregate Net Loss allocated to Paragon pursuant to Section 5.3(c)(ii)(A) for all prior Fiscal Years over (II) the aggregate Net Profit allocated to such Partnership Units pursuant to this Section 5.3(b)(i)(A) for all prior Fiscal Years, which allocation shall be divided among the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by Paragon, pari passu, in proportion to such excess amount calculated for each of them; and

                                    (B) until TWE shall have been allocated,
         with respect to the Series C Preferred Partnership Units held by it, Net Profit in an amount equal to the excess, if any, of (I) the aggregate Net Loss allocated to TWE pursuant to Section 5.3(c)(ii)(B) for all prior Fiscal Years over (II) the aggregate Net Profit allocated to such Partnership Units pursuant to this Section 5.3(b)(i)(B) for all prior Fiscal Years.

                           (ii) Second, Net Profit shall be allocated to Paragon
and TWE (on a pari passu basis in proportion to the excess amounts calculated in clauses (A) and (B) below, respectively):

                                    (A) until Paragon shall have been allocated,
         with respect to the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by it, Net Profit in an amount equal to the excess, if any, of (I) the cumulative Series A Priority Return, the cumulative Series B Priority Return and the cumulative Series C Priority Return, in each case accrued through the end of such Fiscal Year (or portion thereof) over (II) the aggregate Net Profit allocated to such Partner pursuant to this Section 5.3(b)(ii)(A) for all prior Fiscal Years, which amount of Net Profit shall be allocated among the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by Paragon, pari passu, in proportion to such excess amount calculated for each of them; and

                                    (B) until TWE shall have been allocated with
         respect to the Series C Partnership Units held by it, Net Profit in an amount equal to the excess, if any, of (I) the cumulative Series C Priority Return accrued through the end of such Fiscal Year (or portion thereof) over (II) the aggregate Net Profit allocated to such Partner pursuant to this Section 5.3(b)(ii)(B) for all prior Fiscal Years.

                           (iii) Third, Net Profit shall be allocated to the
Partners, in proportion to and to the extent of the amount required to be allocated pursuant to this Section 5.3(b)(iii), until each such Partner has been allocated Net Profit pursuant to this Section 5.3(b)(iii) in an amount equal to the excess of (y) such Partner's aggregate Maximum Income Amount for such Fiscal Year and all prior Fiscal Years, over (z) the aggregate Net Profit allocated to such Partner pursuant to this Section 5.3(b)(iii) for all prior Fiscal Years; and

                           (iv) Thereafter, Net Profit shall be allocated to the
Partners in accordance with their Percentage Interests.

                  (c) Allocations of Net Loss. Except as otherwise provided in Sections 5.3(d) and 5.3(e), after giving effect to the allocations provided in Sections 5.3(a), 5.5 and 5.8, Net Loss for each Fiscal Year (or portion thereof) shall be allocated as follows:

                           (i) First, Net Loss for such Fiscal Year (or portion
thereof) shall be allocated to the Partners in accordance with their Percentage Interests until Advance/Newhouse's Capital Account is reduced to the excess, if any, of the aggregate Net Profit allocated to such Partner pursuant to Section 5.3(b)(iii) for all prior Fiscal Years, over the aggregate Special Tax Amounts distributed to such Partner pursuant to Sections 5.1(a)(iii) and 5.1(b)(iii) for all prior Fiscal Years.

                           (ii) Second, Net Loss for such Fiscal Year (or
portion thereof) shall be allocated to Paragon and TWE (on a pari passu basis in proportion to the excess amounts calculated in clauses (A) and (B) below, respectively):

                                    (A) with respect to the Series A Preferred
         Partnership Units and the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by Paragon, until Paragon's Capital Account has been reduced to the excess, if any, of the aggregate Net Profit allocated to Paragon pursuant to Section 5.3(b)(iii) for all prior Fiscal Years, over the aggregate Special Tax Amounts distributed to pursuant to Sections 5.1(a)(iii) and 5.1(b)(iii) for all prior Fiscal Years, which allocation shall be divided among the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by Paragon, pari passu, in proportion the amount calculated with respect to each of them; and

                                    (B) with respect to the Series C Preferred
         Partnership Units held by TWE, until TWE's Capital Account has been reduced to the excess, if any, of the aggregate Net Profit allocated to TWE pursuant to Section 5.3(b)(iii) for all prior Fiscal Years, over the aggregate Special Tax Amounts distributed to pursuant to Sections 5.1(a)(iii) and 5.1(b)(iii) for all prior Fiscal Years.

                           (iii) Thereafter, Net Loss for such Fiscal Year (or
portion thereof) shall be allocated to the Partners in accordance with their Percentage Interests.

                  (d) Allocation of Gain or Loss Upon Sale. Notwithstanding
Section 5.3(b) and Section 5.3(c), and after giving effect to the allocations provided in Section 5.3(a), in the event of a sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, or upon the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), beginning in the year in which the contract or agreement for such sale is entered into or, if such contract or agreement is entered into on or prior to the date on which the Partnership's Federal income tax return with respect to the prior year is required to be filed (not including any extensions), beginning in such prior year:

                           (i) First, Gross Profit shall be allocated to Paragon
and TWE (on a pari passu basis in proportion to the excess amounts calculated in clauses (A) and (B) below, respectively):

                                    (A) until Paragon shall have been allocated
         Gross Profit in an amount equal to the excess, if any, of (I) the sum of (x) the aggregate Net Loss allocated to Paragon pursuant to Section 5.3(c)(ii)(A) for all prior Fiscal Years, and (y) the cumulative Series A Priority Return, Series B Priority Return and Series C Priority Return accrued through the end of such Fiscal Year (or portion thereof), over (II) the aggregate Net Profit allocated to Paragon pursuant to Sections 5.3(b)(i)(A) and Section 5.3(b)(ii)(A) for all prior Fiscal Years, which allocation shall be divided among the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units held by Paragon, pari passu, in proportion to such excess amount calculated for each of them; and

                                    (B) Until TWE shall have been allocated
         Gross Profit in an amount equal to the excess, if any, of (I) the sum of (x) the aggregate Net Loss allocated to TWE pursuant to Section 5.3(c)(ii)(B) for all prior Fiscal Years, and (y) the cumulative Series C Priority Return accrued through the end of such Fiscal Year (or portion thereof), over (II) the aggregate Net Profit allocated to TWE pursuant to Sections 5.3(b)(i)(B) and Section 5.3(b)(ii)(B) for all prior Fiscal Years.

                           (ii) Finally, Gross Profit and Gross Loss shall be
allocated to the Partners so as to cause the credit balance in each Partner's Capital Account to equal, as nearly as possible, the amount each Partner would receive in a distribution on dissolution, if the distribution were made in accordance with Section 5.1(d).

In the event that such sale or liquidation does not take place within the year following the year of the signing of the contract or agreement, or upon the termination of such contract or agreement, if earlier, allocations of Gross Profit or Gross Loss shall be made to reverse, as rapidly as possible, the effect of any such allocations made pursuant to this Section 5.3(d).

         5.4 Section 754 Adjustment. To the extent any adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations. Any Partner may cause the Partnership to make any election permitted under Code Section 754.

         5.5 Other Allocation Rules.

                  (a) In the event that the Partnership is entitled to an income tax deduction for the excess of the Closing Price of a unit of TWX Securities on the Initial Closing Date over the exercise price paid by the Eligible Option Holder for such unit of TWX Securities, such deduction and an equal amount of Gross Loss shall be specifically allocated to TWE or Paragon, as appropriate, and TWE or Paragon, as appropriate, shall be deemed to have made a capital contribution to the Partnership in the same amount.

                  (b) In the event that, pursuant to any Final Determination of the Partnership's Taxable Income or Taxable Loss or the Partner's distributive shares thereof, (i) the Partnership's Taxable Income or Taxable Loss is adjusted or (ii) the Partners' distributive shares of the Partnership's Taxable Income or Taxable Loss are adjusted, Gross Profit or Gross Loss shall be allocated to the Partners to reflect the adjustments to the Partnership's Taxable Income or Taxable Loss or the Partners' distributive shares thereof so as to place the Partners as rapidly as possible, in conjunction with any distribution or contribution pursuant to Section 5.1(a)(iii) and Section 5.1(b)(iii), in the same relative positions they would have been in had the Taxable Income or Taxable Loss or distributive shares thereof as adjusted been taken into account originally (including any interest with respect to any deficiency or any refund).

                  (c) In the event that interest is paid by the Partnership to a Partner pursuant to Section 5.1(a)(iii) or Section 5.1(b)(iii), a special allocation of Gross Profit shall be made to such Partner in an amount equal to the amount of such interest.

                  (d) If any fees or other payments deducted for federal income tax purposes by the Partnership are recharacterized by a final determination of the Internal Revenue Service as nondeductible distributions to any Partner, then, notwithstanding all other allocation provisions, Gross Profit shall be allocated to such Partner (for each Fiscal Year in which such recharacterization occurs) in an amount equal to the fees or payments recharacterized.

                  (e) All items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated among the Partners in the same proportion as they share the Preferred Profits, Preferred Losses, Net Profits, Net Losses, Gross Profits or Gross Loss to which such items relate for the Fiscal Year. Any credits against income tax shall be allocated among the Partners in accordance with their Percentage Interests.

                  (f) For any year with respect to which the Partnership is required to pay New York City Unincorporated Business Tax, such tax shall be allocated among the Partners in a manner so that the benefit of any deduction, credit, exemption or exclusion that is available to the Partnership as a result of the activities, income or status of or payments by a particular Partner (a "Credit Partner") shall be allocated entirely to such Credit Partner. The foregoing shall be accomplished by charging the amount of such tax to the Capital Account of any Partner that is not a Credit Partner and by distributing to any Credit Partner an amount that bears the same proportion to such tax as such Credit Partner's Percentage Interest bears to the Percentage Interests of the Partners that are not Credit Partners.

                  (g) Notwithstanding Section 5.3(b), in the event that the Net Profit allocated to the Partners pursuant to Section 5.3(b)(iii) results in an allocation of Taxable Loss to Advance/Newhouse, then Net Profit shall be reallocated among the Partners so as to effectuate the agreement of the Partners that on an annual basis the distributions pursuant to Sections 5.1(a)(iii), 5.1(a)(iv), 5.1(b)(iii) and 5.1(b)(v) remaining after paying taxes on Special Income and Net Profit allocated pursuant to Sections 5.3(b)(iii) and 5.3(b)(iv) shall be in proportion to their respective Percentage Interests, assuming all Partners are taxed at the Special Effective Tax Rate and taking into account any additional tax paid by Advance/Newhouse due to the inability of it (or the Persons that are the taxpayers with respect to income of it) to use all Taxable Loss allocable to it.

         5.6 Tax Allocations.

                  (a) Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership, including property purchased with cash contributed to the capital of the Partnership by a Partner shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value in accordance with the remedial allocation method set forth in Treasury Regulations
Section 1.704-3(d).

                  (b) If the Gross Asset Value of any asset of the Partnership is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in accordance with Section 704(c) and the Treasury Regulations promulgated thereunder, including Treasury Regulations Sections 1.704-1(b)(4)(i) and 1.704-3(d).

                  (c) Subject to Section 11.8, any election or other decision relating to any allocations pursuant to this Section 5.6 shall be made by the Partnership, upon the approval of such election or other decision by the Managing Partner, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

                  (d) For purposes of Sections 5.1(d) and 5.5, within 45 days after the end of each Fiscal Year, Advance/Newhouse shall provide the Managing Partner with the Advance/Newhouse Loss Amount for such Fiscal Year.

         5.7 Allocation in Event of Transfer. If any Partnership Units are transferred in accordance with Section 6.1, the Preferred Profit, Preferred Loss, Net Profit and Net Loss of the Partnership shall be allocated between the periods before and after the transfer by the closing of the books method. As of the date of such transfer, the transferee shall succeed to the Capital Account, Common Capital Contribution, Preferred Capital










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                                                                              54


Contribution, Series A Preferred Capital Contribution, Series B Preferred Capital Contribution and Series C Preferred Capital Contribution of the transferor Partner, to the extent that the transferor's Capital Account, Common Capital Contribution, Preferred Capital Contribution, Series A Preferred Capital Contribution, Series B Preferred Capital Contribution and Series C Preferred Capital Contribution relate to the transferred interest. This Section shall apply for purposes of computing a Partner's Capital Account and for federal income tax purposes.

         5.8 Beneficial Assets and Subsidiary Beneficial Assets. The Partnership shall (and the Partners shall not, except as Partners of the Partnership) report, for Federal income tax purposes, the income, gain, deduction and loss with respect to the Beneficial Assets that are not Subsidiary Beneficial Assets, and the Partners shall (and the Partnership shall not) report, for Federal income tax purposes, the income, gain, deduction and loss with respect to the Subsidiary Beneficial Assets. In the event that, pursuant to any Final Determination (as defined below), the Partnership either (x) is treated as the beneficial owner of any of the Subsidiary Beneficial Assets prior to the actual contribution of such Subsidiary Beneficial Assets to the Partnership or (y) is treated as not the beneficial owner of any of the Beneficial Assets that are not Subsidiary Beneficial Assets prior to the actual contribution of such Beneficial Assets to the Partnership, to the extent necessary, appropriate adjustments shall be made to the distributions provided for in Section 5.1 so as to place the Partners and the Partnership in the same positions they would have been in had the Partnership's beneficial ownership of the Subsidiary Beneficial Assets or lack of beneficial ownership of such other Beneficial Assets been taken into account originally.

         5.9 Set-off. If (a) by the earlier of the fourth anniversary of the First Effective Date, a restructuring of the Partnership pursuant to Section 8.2, or the purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall not have contributed to the Partnership cash in an amount equal to the First Advance/Newhouse Contribution Amount plus interest thereon in accordance with Section 4.1(b)(ii), (b) by the earlier of the fourth anniversary of the Second Effective Date, a restructuring of the Partnership pursuant to Section 8.2, or the purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall not have contributed to the Partnership cash in an amount equal to the Second Advance/Newhouse Contribution Amount plus interest thereon in accordance with Section 4.1(b)(iii), or (c) by the earlier of July 1, 2000, a restructuring of the Partnership pursuant to
Section 8.2 or the purchase and sale of Common Partnership Units pursuant to
Section 9(g)(ii), Advance/Newhouse shall not have contributed to the Partnership cash in the amount equal to the Third Advance/Newhouse Contribution Amount plus interest thereon in accordance with Section 4.1(b)(iv), or (d) by the earlier of the fourth anniversary of the Fourth Effective Date, a restructuring of the Partnership pursuant to Section 8.2 or the purchase and sale of Common Partnership Units pursuant to Section 9(g)(ii), Advance/Newhouse shall not have contributed to the Partnership cash in the amount equal to the Fourth Advance/Newhouse Contribution Amount plus interest thereon in accordance with
Section 4.1(b)(v), then, in addition to any other rights and remedies which the Partnership may have, the Partnership is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without prior notice








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                                                                              55

to Advance/Newhouse (or any successor to or transferee of its Partnership Interests), to recoup, set-off and apply any and all amounts at any time owing or otherwise payable by the Partnership to Advance/Newhouse (or any successor to or transferee of its Partnership Interests), including, without limitation, any distributions payable in accordance with Section 5 and any distributions to, or Partnership liabilities assumed by, Advance/Newhouse in accordance with Section 8.2, and any amounts payable to Advance/Newhouse pursuant to Section 9, to satisfy Advance/Newhouse's obligations to make such contribution. To the extent that any amounts distributable in accordance with Section 5 or Section 8.2 are applied in accordance with the preceding sentence rather than distributed to Advance/Newhouse (or any successor to or transferee of its Partnership Interests), then such amounts shall be deemed distributed by the Partnership to Advance/Newhouse (or such successor or transferee) and recontributed by Advance/Newhouse (or such successor or transferee) to the Partnership and the Capital Account of Advance/Newhouse (or such successor or transferee) shall be adjusted to reflect such deemed distribution and recontribution.

SECTION 6 TRANSFERS OF PARTNERSHIP INTERESTS

         6.1      Restrictions on Transfer.

                  (a) Transfers Generally Prohibited. No Partner shall, directly or indirectly, sell, transfer, assign, grant a participation in, or otherwise dispose of all or any part of its Partnership Interest (including through the issuance of equity interests in such Partner) unless:

                           (i) the transaction complies with all agreements
entered into by the Partnership with third parties to which transfers of Partnership Interests are subject; and

                           (ii) the transferee of the Partner's Partnership
Interest is admitted to the Partnership as a Partner and agrees to be bound by all the provisions of this Agreement; and

                           (iii) the transaction is (A) a transfer of all of a
Partner's Partnership Interest (1) to a Newhouse Family Member, or to an Affiliate of Advance/Newhouse so long as at least 80% of the equity of such Affiliate is owned directly or indirectly by one or more Newhouse Family Members, in the case of Advance/Newhouse, (2) to a Wholly-Owned Affiliate of TWE, in the case of TWE, or (3) to TWE, TWX or a Wholly-Owned Affiliate of TWE or TWX, in the case of Paragon, (B) a transfer to the partners of TWE pursuant to a liquidation of TWE in which TWX or one or more of its Affiliates receives a majority of the Common Partnership Units owned by TWE, and TWX or such Affiliates agree to assume all the obligations of Managing Partner of the Partnership hereunder, (C) a transfer in connection with the incorporation of TWE (including any public offering of the stock of the corporate successor of TWE) pursuant to Article XIII of the TWE Partnership Agreement or otherwise, provided that TWX (or its Affiliates) exercises control over the corporate successor to TWE, and such corporate successor agrees to assume all the obligations of Managing Partner of the







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                                                                              56

Partnership hereunder, (D) a transfer in connection with the incorporation of Advance/Newhouse or pursuant to a public offering of partnership units in Advance/Newhouse (or of stock in the corporate successor of Advance/Newhouse) so long as, after giving effect to such public offering, Newhouse Family Members would own directly or indirectly at least 20% of the equity interests, and a majority of the voting interests, in Advance/Newhouse (or its corporate successor); (E) an issuance by TWE of any partnership interest in TWE so long as, after giving effect to such issuance, TWX would directly or indirectly own an interest at least equal to the TWI Minimum Interest (as defined in the TWE Partnership Agreement as in effect on September 9, 1994); (F) a "spinoff" or other distribution of TWE or its corporate successor to the shareholders of TWX; or (G) a pledge by any Partner of all or any portion of its Partnership Interests to a bank or other financial institution in connection with securing a bona fide loan made to such Partner; and

                           (iv) the transferee of such Partner's Partnership
Interests is a domestically incorporated corporation or a partnership, all of the partners of which are domestically incorporated corporations.

For the purposes of the foregoing, "Newhouse Family Member" shall mean any Person who is a lineal descendant (including adoptees) of Meyer and Rose Newhouse, or any entity which is wholly-owned directly or indirectly by one or more of such lineal descendants, or any trust established for the sole benefit of one or more of such lineal descendants or their spouses.

                  (b) Ownership. Except as expressly permitted by this Agreement, each Partner shall (i) be the owner of the Partnership Interest indicated in the Partnership's records as being owned by such Partner, and (ii) have sole voting power with respect to its Partnership Interest and will not grant any proxy with respect to such Partnership Interest, enter into any voting trust or other voting agreement or arrangement with respect to such Partnership Interest, or grant any other rights to vote such Partnership Interest; provided, however, that the foregoing shall not limit the ability of a Partner to enter into agreements not inconsistent with this Agreement that restrict such Partner's ability to transfer its Partnership Interest.

                  (c) Transferees Bound. After any sale, assignment, transfer, or other conveyance of a Partnership Interest in accordance with the provisions of this Agreement, the transferred Partnership Interest shall continue to be subject to all of the provisions of this Agreement, including the provisions of this Section 6.

SECTION 7 ADVANCE/NEWHOUSE REPRESENTATION ON TWE COMMITTEE

         7.1 TWE Full Service Network Management Committee. TWE shall cause one individual designated from time to time by Advance/Newhouse to be appointed a member of the Full Service Network Management Committee of TWE. Such Advance/Newhouse designee shall have the same rights and privileges as the members of the Full Service Network Management Committee of TWE that the Class A Partners (as









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                                                                              57


defined in the TWE Partnership Agreement) other than USW are entitled to designate (it being understood that such designee shall not be entitled to vote on matters before such committee).

SECTION 8 RESTRUCTURING OF PARTNERSHIP AT ELECTION OF EITHER PARTNER

         8.1 Election by Partner. Advance/Newhouse or TWE, on and after the third anniversary of the Initial Closing Date, and Advance/Newhouse, on and after the occurrence of a "spin off" or other distribution of TWE or its corporate successor to the shareholders of TWX, may upon written notice (the "Restructuring Notice") to the other Partner, state its intention to cause a restructuring of the Partnership.

         8.2 Restructuring of Partnership.

                  (a) Upon delivery of a Restructuring Notice in accordance with
Section 8.1 above, Advance/Newhouse and TWE shall negotiate in good faith the restructuring of the Partnership in a manner intended to minimize federal, state and local taxes. Within 60 days after delivery of a Restructuring Notice, upon the request of any Partner, the Managing Partner shall provide all Partners with a report listing all assets of the Partnership, including all projects in development and/or for which the Partnership has been charged.

                  (b) If, after a period of three months from the date of delivery of the Restructuring Notice, Advance/Newhouse and TWE have failed to agree on the terms of the restructuring of the Partnership, the Partnership shall be restructured by the withdrawal of Advance/Newhouse from the Partnership as follows:

                           (i) Within 15 days following the expiration of such
three-month period, (A) if at such time Advance/Newhouse holds Preferred Partnership Units the Partnership shall distribute the Preferred Investment Pool attributable to such Preferred Partnership Units in redemption of all Preferred Partnership Units then held by Advance/Newhouse, (B) the Partnership shall calculate the "Restructuring Indebtedness Amount" (as defined in Section 8.2(b)(v) and the "Excess Tax Amount" (as defined in Section 8.2(b)(vi)) of Advance/Newhouse, if any, (C) subject to obtaining any required governmental or other third-party consents or approvals, the Partnership shall distribute
33 1/3% of the Pro Rata Assets (as defined below) to Advance/Newhouse, and (D) TWE shall (1) divide the remaining assets (and related liabilities) of the Partnership into three pools (the "Asset Pools") which shall meet the Asset Pool Criteria (as defined below) but which shall in any event be of equal value (in TWE's judgment), and (2) deliver a written notice to Advance/Newhouse setting forth the cable television systems and other assets contained in each such Asset Pool (the "Asset Pool Notice"). To the extent physically possible without impairing their inherent operability, assets of the Partnership which relate to more than one cable television system or to the Partnership as a whole shall be allocated either equally to every pool or on a 2/3:1/3 basis to the Partnership and Advance/Newhouse, respectively. Prior to making any distribution under this
Section 8.2(b) or delivering the Asset Pool Notice, the Partnership or TWE, as applicable,









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shall contribute the assets comprising all developmental projects in which the
Partnership has an interest and/or for which the Partnership has been charged (subject to the associated liabilities) to a separate legal entity or otherwise reconstitute such assets (subject to the associated liabilities) in a form (on terms agreed upon by each of the Partners) that allows an allocation of such assets (subject to the associated liabilities) to Advance/Newhouse and the Partnership as described in the previous sentence. For the purposes of the foregoing, "Pro Rata Assets" shall mean those assets of the Partnership, including without limitation those Beneficial Assets and Subsidiary Beneficial Assets, that are readily divisible into three identical pools without any material diminution in the aggregate value of such assets resulting from such division (such as stock, partnership interests and similar investments). For purposes of the foregoing, "Asset Pool Criteria" shall mean (I) no Preferred Cluster Area may be allocated to more than one Asset Pool, except in accordance with the following: (A) if the number of Subscribers in the Preferred Cluster Area having the largest number of Subscribers exceeds the product of the Determined Percentage and the number of all Subscribers in all Preferred Cluster Areas, then such excess may be allocated to more than one Asset Pool; and (B) if the Preferred Cluster Area having the largest number of Subscribers has been allocated to more than one Asset Pool, and if the number of Subscribers in the Preferred Cluster Area having the second largest number of Subscribers exceeds 33% of all Subscribers of all the Partnership Systems, then such excess may be allocated to more than one Asset Pool, and (II) (A) Subscribers in the same DMA in a Preferred Cluster Area may not be allocated to more than one pool, except to the extent that any one DMA in a Preferred Cluster Area is permitted to be split under clause (I) above, and (B) to the extent any DMA's are split they shall be split only along the lines of operable units.

                           (ii) Within 30 days following the delivery by TWE of
the Asset Pool Notice, Advance/Newhouse shall select and retain ownership of one of the Asset Pools and the Partnership shall retain ownership of the remaining Asset Pools; provided that if Advance/Newhouse fails to make such selection within such 30-day period, then the Partnership shall be entitled to select and retain ownership of two of the Asset Pools and Advance/Newhouse shall retain ownership of the remaining Asset Pool. The Asset Pools allocated to Advance/Newhouse and the Partnership in accordance with this paragraph (ii) are referred to herein as the "Advance/Newhouse Asset Pool" and the "TWE Asset Pools," respectively.

                           (iii) As promptly as practical following the
determination of the Advance/Newhouse Asset Pool and the TWE Asset Pools in accordance with paragraph (ii), subject to obtaining any required governmental or other third-party consents or approvals, the Partnership shall distribute the cable television systems and other assets comprising the Advance/Newhouse Asset Pool to Advance/Newhouse in complete liquidation of its Common Partnership Units; provided that with respect to any assets in the Advance/Newhouse Pool that for Federal income tax purposes were deemed contributed to the Partnership within the immediately preceding Applicable Contribution Period by TWE, or Paragon, and with respect to any assets in the TWE Asset Pools that for Federal income tax purposes were deemed contributed to the Partnership within the immediately preceding Applicable Contribution Period by Advance/Newhouse, the Partners shall cooperate to cause such liquidation of the Advance/Newhouse Common









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                                                                              59

Partnership Units to be effectuated in a manner, and agree to defer the distribution of assets to such time, as will minimize the taxes payable in connection with such liquidation.

                           (iv) As the cable television systems and other assets
comprising the Advance/Newhouse Asset Pool are distributed or deemed distributed for Federal income tax purposes, (A) if there is an Excess Tax Amount with respect to Advance/Newhouse, the Partnership shall be allocated liabilities otherwise allocable to the Advance/Newhouse Pool (the "Excess Tax Amount Indebtedness") equal to the product of (y) one (1) minus the Advance/Newhouse Percentage Interest, and (z) such Excess Tax Amount of Advance/Newhouse, (B) Advance/Newhouse shall execute an assumption agreement pursuant to which it will assume (or to the extent necessary, in the case of clause (II) below, will refinance or repay) (I) all liabilities relating to, arising out of or otherwise attributable to the Advance/Newhouse Asset Pool (as reduced by the Excess Tax Amount Indebtedness, if any), and (II) liabilities otherwise allocable to the TWE Asset Pools (the "Restructuring Indebtedness") in an amount equal to the Restructuring Indebtedness Amount and will further agree to indemnify the Partnership for any losses the Partnership might suffer with respect to any of such liabilities, and (C) the Partnership shall agree to indemnify Advance/Newhouse for any losses Advance/Newhouse might suffer with respect to any liabilities relating to, arising out of or otherwise attributable to the TWE Asset Pools or the Excess Tax Amount Indebtedness. The assumption agreement to be executed by Advance/Newhouse shall contain the terms contained in the Assumption Agreement executed by the Partnership in accordance with Section 3.4(a) of the Contribution Agreement and the indemnity of Advance/Newhouse and the Partnership shall be in the form of Sections 8.2 and 8.3 of the Contribution Agreement. As Advance/Newhouse assumes liabilities relating to, arising out of or otherwise attributable to the Advance/Newhouse Asset Pool, Paragon and/or TWE shall guarantee remaining liabilities of the Partnership and take other steps reasonably necessary so as to reduce, to the greatest extent possible, each such Partner's Debt Shift Tax Amount arising from the restructuring; provided however, that such Partners shall not be required to guarantee remaining liabilities of the Partnership to the extent such guarantee would cause the other of such Partners to recognize income pursuant to Code Sections 731 and
752. To the extent possible, liabilities assumed by Advance/Newhouse shall be qualified liabilities (as defined in Treasury Regulation Section 1.707-6(b)(2)) of the Partnership.

                           (v) The "Restructuring Indebtedness Amount" shall
equal the product of (A) the Advance/Newhouse Percentage Interest, and (B) the sum of (i) the Priority Return accrued and unpaid as of the date of distribution with respect to the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and the Series C Preferred Partnership Units, respectively, held by Paragon and TWE, (ii) the redemption price for all outstanding Series A Preferred Partnership Units, Series B Preferred Partnership Units and Series C Preferred Partnership Units held by Paragon and TWE, and (iii) the sum of the Excess Tax Amount for the Partners other than Advance/Newhouse and other than the Satisfied Partner.











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                                                                              60


                           (vi) The "Excess Tax Amount" means, for each of two
Partners, the Tax Amount that would be remaining for such Partners if the Partnership were to distribute the aggregate Tax Amounts of all Partners to the Partners in accordance with their Percentage Interests until one Partner (the "Satisfied Partner") shall have received its entire Tax Amount.

                           (vii) The "Tax Amount" means, for any Partner, the
sum of the following amounts determined for such Partner, as applicable:

                                    (A) If the restructuring has occurred as a
         result of the delivery by Advance/Newhouse of a Restructuring Notice that is not a Spin-Off Restructuring Notice:

                                            (I) with respect to Paragon, the
                  Paragon 704(c)(1)(B) Tax Amount with respect to assets deemed for Federal income tax purposes contributed to the Partnership within the immediately preceding Applicable Contribution Period by Paragon that are allocated to the Advance/Newhouse Asset Pool,

                                            (II) with respect to TWE, the TWE
                  704(c)(1)(B) Tax Amount with respect to assets deemed for Federal income tax purposes contributed to the Partnership by TWE pursuant to the First Transaction Agreement or the Fourth Transaction Agreement within the immediately preceding Applicable Contribution Period that are allocated to the Advance/Newhouse Asset Pool,

                                            (III) with respect to each Partner,
                  the Restructuring Deferred Tax Amount with respect to assets contributed by such Partner (other than, in the case of TWE and Paragon, the assets referred to in clauses (I) and (II), and

                                            (IV) with respect to Paragon and
                  TWE, such Partner's Debt Shift Tax Amount.

                                    (B) If the restructuring has occurred as a
         result of the delivery by TWE of the Restructuring Notice or the delivery by Advance/Newhouse of a Restructuring Notice that is a Spin-Off Restructuring Notice:

                                            (I) with respect to Paragon, the
                  Paragon 704(c)(1)(B) Tax Amount with respect to assets deemed for Federal income tax purposes contributed to the Partnership within the immediately preceding Applicable Contribution Period by Paragon that are allocated to the Advance/Newhouse Asset Pool,

                                            (II) with respect to TWE, the TWE
                  704(c)(1)(B) Tax Amount with respect to assets deemed for Federal income tax purposes contributed to the Partnership by such Partner pursuant to the










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                                                                              61


                  Fourth Transaction Agreement within the immediately preceding Applicable Contribution Period that are allocated to the Advance/Newhouse Asset Pool,

                                            (III) with respect to each Partner,
                  the Restructuring Deferred Tax Amount with respect to assets contributed by such Partner (other than, in the case of Paragon and TWE the assets referred to in clauses (I) and (II) above), and

                                            (IV) with respect to Paragon and
                  TWE, such Partner's Debt Shift Tax Amount.

                  (c) During the period from the date of delivery of a Restructuring Notice in accordance with Section 8.1 to the date of determination of the Advance/Newhouse Asset Pool and TWE Asset Pools in accordance with
Section 8.2(b)(ii), the Partnership shall conduct its business in the ordinary course, consistent with past practice, and shall not engage in any extraordinary transactions that were not contemplated by a previously approved Long Term Strategic Plan or approved by the Executive Committee with the consent of Advance/Newhouse's representatives. Following the determination of the Advance/Newhouse Asset Pool and the TWE Asset Pools in accordance with Section 8.2(b)(ii), to the extent permitted by law, (i) the assets comprising such Asset Pools shall for all purposes be deemed to be owned by Advance/Newhouse and the Partnership, respectively, (ii) the Restructuring Indebtedness shall for all purposes be deemed to be an obligation of Advance/Newhouse and Advance/Newhouse shall have no obligation with respect to the Excess Tax Amount Indebtedness which shall for all purposes be deemed to be an obligation of TWE and Paragon as Partners of the Partnership following the restructuring of the Partnership hereunder, and (iii) until the Advance/Newhouse Asset Pool is actually distributed to Advance/Newhouse, (1) Advance/Newhouse's Partnership Interest shall entitle it only to (A) a distributive share of the income, gain, losses and deductions related to the Advance/Newhouse Asset Pool, (B) a distributive share of the assets comprising the Advance/Newhouse Asset Pool (subject to the related liabilities and the Restructuring Indebtedness) and (C) management rights relating to the business and affairs of the Advance/Newhouse Asset Pool, and (2) TWE's and Paragon's Partnership Interests shall entitle them only to (A) a distributive share of the income, gain, losses and deductions related to the TWE Asset Pools, (B) a distributive share of the assets comprising the TWE Asset Pools (subject to the related liabilities and the Excess Tax Amount Indebtedness) and (C) management rights relating to the business and affairs of the TWE Asset Pools.

         8.3 Provision of Interim Services by TWE.

                  (a) In connection with a restructuring of the Partnership pursuant to Section 8.2(b), from and after the determination of the Advance/Newhouse Asset Pool and the TWE Asset Pools in accordance with Section 8.2(b)(ii), TWE shall use reasonable best efforts to ensure that the Advance/Newhouse Asset Pool continues to receive all of the services and benefits previously provided while part of the Partnership,









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                                                                              62


including but not limited to receiving from TWE and/or its Affiliates (i) management, operational and marketing services, and in particular, TWE shall encourage all Partnership employees whose duties primarily concern the operation of the cable television systems and other businesses included in the Advance/Newhouse Asset Pool to continue working for such systems and businesses and neither TWE nor any of its Affiliates shall employ any of such employees without the consent of Advance/Newhouse if Advance/ Newhouse intends in good faith to employ the applicable employees at such time, (ii) purchasing services, including to the extent possible and to the extent it would not require TWE or its Affiliates to engage in conduct for which monetary compensation to be paid hereunder would be inadequate, the maintenance of the cable television systems and businesses of the Advance/Newhouse Asset Pool under the programming, equipment and other purchasing agreements and arrangements of the TWE Cable Division and its Controlled Affiliates, so that such systems and businesses receive the benefits of the purchasing power of the TWE Cable Division and its Controlled Affiliates, and any equipment and other products procured by the TWE Cable Division shall be provided to the Advance/Newhouse Asset Pool on a pro-rata basis as from time to time provided to TWE's systems and businesses,
(iii) access to the expertise, knowledge and other services as may be rendered by the TWE Cable Division or its Controlled Affiliates as respects the Full Service Network, telephony (including personal communications services) and other businesses or services which the cable television systems and businesses of the Advance/Newhouse Asset Pool may be providing to their customers and (iv) such other services as Advance/Newhouse may reasonably request with respect to the Advance/Newhouse Asset Pool, all so that the businesses comprising such Advance/Newhouse Asset Pool may be operated in the ordinary course and until such time as Advance/Newhouse gives TWE written notice that it is in a position to assume full operational responsibility for the Advance/Newhouse Asset Pool; provided that TWE shall not be obligated to provide such services after the earlier of (1) the date on which Advance/Newhouse or its Affiliates shall no longer own the relevant assets comprising the Advance/Newhouse Asset Pool and
(2) the third anniversary of the transfer to Advance/Newhouse of franchises representing 70% of the Subscribers to the cable television systems represented by the Advance/Newhouse Asset Pool, unless TWE and Advance/Newhouse determine that the continuation of such arrangements would be beneficial to both parties. TWE and Advance/Newhouse shall in all instances cooperate with one another to obtain any and all consents necessary to transfer all assets in the Advance/Newhouse Asset Pool and the TWE Asset Pools to Advance/Newhouse and TWE, respectively. During the period referred to above, TWE shall use its reasonable best efforts in performing its obligations under this Section 8.3(a) to maintain the business, relationships and value of the Advance/Newhouse Asset Pool.

                  (b) TWE shall be compensated for its provision of such interim services in accordance with Section 3.1(h). TWE shall not be required to incur additional costs in connection with the provision of such interim services if such costs are not reimbursed by Advance/Newhouse pursuant hereto.

                  (c) In the event that TWE has acted in bad faith to frustrate the transfer to Advance/Newhouse of the franchises related to the Advance/Newhouse Asset










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                                                                              63


Pool, and does not cease such conduct immediately following receipt of notice thereof from Advance/Newhouse and correct the results of such conduct within a reasonable period of time but in no event more than 90 days following delivery of notice thereof by Advance/Newhouse, Advance/Newhouse, at its option, may either (i) recover from TWE any and all damages, costs or expenses suffered by Advance/Newhouse as a result of such breach, including, without limitation, loss in value of the Advance/Newhouse Asset Pool, direct or indirect damages, or (ii) have the put option set forth in Section 9 hereof. Further, each of the TWE Cable Division (on behalf of itself and its Controlled Affiliates) and Advance/Newhouse (on behalf of itself and its Controlled Affiliates) agrees not to own or operate a cable television system, MMDS, video dial tone or other multichannel video programming service in the franchise areas of the cable television systems of Advance/Newhouse and TWE, respectively, for so long as TWE continues to provide services under this Section 8.3 and for a period of five years following the expiration of the period referred to in Section 8.3(a) above (provided that the foregoing shall not prohibit any party from providing services of the type that are logically provided on a national or regional basis (such as direct broadcast satellite services)).

                  (d) Advance/Newhouse shall use its best efforts to assume full operational responsibility for the Advance/Newhouse Asset Pool as promptly as practicable.

         8.4 TWE Right of First Refusal. If during the four-year period following the transfer to Advance/Newhouse of franchises representing 70% of the Subscribers to the cable television systems represented by the Advance/Newhouse Asset Pool (the "Refusal Period"), Advance/Newhouse or any of its Affiliates that succeed to its interest in the Advance/Newhouse Asset Pool desires to sell or otherwise dispose of all or any portion of the assets of the Advance/Newhouse Asset Pool or any equity interest therein (the "Transfer Assets"), Advance/Newhouse shall give TWE written notice thereof (the "Transfer Notice") and the price (which shall be payable in cash or debt issued by the purchaser of the Transfer Assets) and other material terms, which terms are reasonably capable of being satisfied by TWE (the "Transfer Terms"), on which it is willing to sell the Transfer Assets. For a period of 180 days from delivery of the Transfer Notice, TWE may elect to purchase the Transfer Assets from Advance/Newhouse on the Transfer Terms. In the event TWE fails to elect to purchase the Transfer Assets within such period, or if TWE elects to purchase the Transfer Assets but such purchase fails to be consummated within one year from delivery of the Transfer Notice, subject to extension if reasonably necessary to obtain regulatory consents (provided that if such necessary regulatory consents shall not have been obtained by the date which is nine months following the expiration of such one-year period, the parties shall negotiate in good faith alternative arrangements intended to achieve the economic effects of the foregoing transaction), Advance/Newhouse may sell the Transfer Assets to a third party at a price and on other terms no more favorable to such third party than the Transfer Terms at any time within 180 days following the expiration of the applicable period specified above. If Advance/Newhouse does not complete such sale on such terms within such 180-day period, then the provisions of this Section 8.4 shall again be applicable. The restrictions contained in this Section 8.4 shall expire at the end of the Refusal Period, and








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Advance/Newhouse thereafter shall be free to sell any or all of the assets of the Advance/Newhouse Asset Pool to any third party free from TWE's right of first refusal set forth herein.

SECTION 9 ADVANCE/NEWHOUSE PUT OPTION

                  (a) On and after the occurrence of the death of both Samuel I. Newhouse, Jr. and Donald E. Newhouse (the "Advance/Newhouse Put Event"), Advance/Newhouse shall have the option, at each of the times set forth below, to require (i) the Partnership to purchase all of Advance/Newhouse's Preferred Partnership Units, if any, at a price payable as specified in paragraph (g) below (the "Advance/Newhouse Preferred Put Price"), and (ii) TWE to purchase all of Advance/Newhouse's Common Partnership Units at a price, payable as specified below, equal to the product of (A) the Partnership Value, determined in accordance with paragraph (d) below, and (B) the Advance/Newhouse Percentage Interest (the "Advance/Newhouse Common Put Price").

                  (b) Advance/Newhouse shall be entitled to exercise the put option described in this Section 9 during the 30-day period immediately following each of the first, seventh, thirteenth and nineteenth anniversaries of the Advance/Newhouse Put Event, and TWE shall consummate the purchase of the Partnership Units owned by Advance/Newhouse within one year from notice of the exercise by Advance/Newhouse of the put rights set forth in this Section 9, subject to extension if reasonably necessary to obtain regulatory consents (provided that if any such necessary regulatory consents shall not have been obtained by the date which is nine months following the expiration of such one-year period, the parties shall negotiate in good faith alternative arrangements intended to achieve the economic effects of the foregoing transaction), all as more fully described below. The Advance/Newhouse Put Option shall be exercisable by Advance/Newhouse by delivery of a written notice (an "Exercise Notice") to TWE on any of the exercise dates referred to above.

                  (c) Within 20 business days following the delivery by Advance/Newhouse of the Exercise Notice to TWE, TWE shall deliver to Advance/Newhouse a generic description of the types of consideration available to TWE under then applicable law which it may use in satisfaction of the Advance/Newhouse Common Put Price (i) if Advance/Newhouse elects to receive consideration that is reasonably designed to result in tax deferred treatment upon receipt thereof ("Tax Deferred Consideration") and (ii) if Advance/Newhouse elects to receive consideration that is not so designed ("Taxable Consideration"). Within 20 business days following receipt of such description, Advance/Newhouse shall deliver a written notice (the "Election Notice") to TWE specifying whether it elects to receive Tax Deferred Consideration or Taxable Consideration in satisfaction of the Advance/Newhouse Common Put Price.

                  (d) Within 60 days following the delivery by Advance/Newhouse of the Election Notice to TWE, an appraiser selected in accordance with paragraph (h) below (an "Appraiser") shall determine the Partnership Value (as defined below) for purposes of determining the Advance/Newhouse Common Put Price and shall deliver a









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                                                                              65


written notice (the "Valuation Notice") to each of Advance/Newhouse and TWE setting forth such determination, which shall be final and binding on the parties. "Partnership Value" shall mean the fair market value, as of the date of valuation, of the business of the Partnership (including the Beneficial Assets and the Subsidiary Beneficial Assets) as a going concern taking into account whether Advance/Newhouse has elected to receive Tax Deferred Consideration or Taxable Consideration in satisfaction of the Advance/Newhouse Common Put Price, reduced by the sum of the Priority Return accrued and unpaid as of the anticipated Advance/Newhouse Common Put Closing (as defined below) and the redemption price for all Series A Preferred Partnership Units, Series B Preferred Partnership Units and Series C Preferred Partnership Units outstanding as of the anticipated Advance/Newhouse Common Put Closing, and assuming that the Preferred Investment Pool shall have been distributed by the Partnership to the holder of any outstanding Preferred Partnership Units immediately prior to such valuation.

                  (e) Within 30 business days following the delivery of the Valuation Notice to each of Advance/Newhouse and TWE, TWE shall deliver to Advance/ Newhouse a written notice (the "Consideration Notice") setting forth the nature of the consideration to be paid in satisfaction of the Advance/Newhouse Common Put Price, which consideration shall be Taxable Consideration or Tax Deferred Consideration, as specified in the Election Notice. If such consideration is Taxable Consideration, it shall consist of cash or Qualified Assets (as defined below) or any combination thereof, as determined by TWE. If such consideration is Tax Deferred Consideration, it shall consist of Qualified Assets, as determined by TWE. The Consideration Notice shall specify
(i) the terms of each type of non-cash consideration to be paid in satisfaction of the Advance/Newhouse Common Put Price and (ii) the percentage of the total Advance/ Newhouse Common Put Price to be comprised of each type of consideration. For purposes of this Section 9, "Qualified Assets" shall mean (i) any debt or equity securities that are (or with respect to which depositary receipts are) listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) other assets (including securities). In the event Advance/Newhouse, in the Election Notice, elects to receive Tax Deferred Consideration and accepts the Tax Deferred Consideration set forth in the Consideration Notice, TWE and its Affiliates shall indemnify Advance/Newhouse for taxes (and interest) attributable to any action by TWE and/or its Affiliates that causes the put transaction described in this Section 9 to be taxable.

                  (f) (i) Within 60 days following delivery of the Consideration Notice, an Appraiser shall determine the quantity (e.g., number of shares of stock or aggregate principal amount of debt securities) of each type of noncash consideration, if any, specified in the Consideration Notice, in the relative percentages set forth in the Consideration Notice, such that the value of such noncash consideration on a fully distributed basis, when added to any cash to be paid as part of the Advance/Newhouse Common Put Price, shall equal the Advance/Newhouse Common Put Price, and shall deliver a written notice of such determination to each of Advance/Newhouse and TWE.







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                                                                              66


                           (ii) Within 20 business days following delivery of
the Appraiser's notice described in Section 9(f)(i), Advance/Newhouse shall have the right (exercisable by delivery of a written notice to TWE (a "Rejection Notice")) to elect not to accept the consideration set forth in the Consideration Notice and, in lieu of receiving such consideration, to elect to restructure the Partnership in accordance with Section 8.2; provided, however, that following such a restructuring TWE shall not be entitled to the right of first offer set forth in Section 8.4 with respect to sales of the Advance/Newhouse Asset Pool. If Advance/Newhouse fails to deliver a Rejection Notice within such 20 business day period, Advance/Newhouse shall be deemed to have accepted the consideration set forth in the Consideration Notice and the package of noncash consideration determined by such Appraiser plus any cash specified in the Consideration Notice shall be paid by TWE to Advance/Newhouse in satisfaction of the Advance/Newhouse Common Put Price in accordance with paragraph (g) below.

                           (iii) If Advance/Newhouse delivers a Rejection
Notice, then TWE shall have the right, exercisable by delivery of a written notice to Advance/ Newhouse (a "Cash Purchase Notice") within 20 business days following delivery by Advance/Newhouse of such Rejection Notice, to purchase Advance/Newhouse's Common Partnership Units at a price equal to the Advance/Newhouse Common Put Price, payable in cash, as evidenced by a promissory note to be delivered by TWE to Advance/Newhouse (the "Put Note"). The Put Note shall be payable in three equal installments on the first, second and third anniversaries of the closing as provided in paragraph (g) below, with interest accrued on the unpaid principal amount of the Put Note and interest not paid when due, if any, (at the rate determined below) payable on such anniversaries. Notwithstanding the foregoing, payments under the Put Note may be accelerated, at the option of Advance/Newhouse on not less than 90 days prior notice to TWE (or, if fewer, the number of days in the period beginning 10 days after the closing and ending on the date on which any payment of Sale Taxes (as defined below) are due) (the "Acceleration Notice"), so that such payments shall provide Advance/Newhouse sufficient funds to pay when due all applicable federal, state and local income taxes (including estimated taxes and any interest on deferred tax liability required to be paid under Section 453A of the Code) as a result of the sale of Advance/Newhouse's Common Partnership Units (the "Sale Taxes"); provided, that in determining the amount necessary to provide Advance/Newhouse with sufficient funds to pay taxes, any amounts paid with respect to the Put
Note in advance of the due date for such taxes shall be deemed available in full for such tax payments. In connection with any such acceleration of payments under the Put Note, Advance/Newhouse shall make any election to defer the payment of Sale Taxes reasonably requested by TWE; provided that no such election shall defer the payment of taxes to a period after the third anniversary of the closing. No later than the earlier of (i) the date of the Acceleration Notice and (ii) 20 business days prior to the date on which an election to defer the payment of Sale Taxes must be made, Advance/Newhouse shall provide TWE with information regarding the amount of Sale Taxes; the taxable year of the Persons incurring the Sale Taxes; the tax rate applicable to such Persons; the dates on which Sale Taxes (including estimated taxes) are due and the amount of taxes due on each such date; the estimated amounts of any costs imposed by the Code as a result of an election to defer the Sale Taxes, the nature of such estimated costs and the dates when such estimated costs are expected to be incurred; the date(s) by







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which any such deferral election(s) must be made; and other information reasonably requested by TWE to enable TWE to determine whether to request that Advance/Newhouse make an election to defer the payment of Sale Taxes. If TWE requests that Advance/Newhouse make such an election, then not less than 10 business days prior to each of the anniversary dates of the closing, Advance/Newhouse shall provide TWE with a notice (each, a "Cost Notice") setting forth (x) the value discounted from the date of payment to the immediately prior anniversary date (or, in the case of a Cost Notice provided prior to the first anniversary date, the closing) of actual costs paid (or to be paid) during the one year period ending on the anniversary date with respect to which the Cost Notice is provided for any direct costs arising solely as a result of such election to defer the payment of Sale Taxes for a period ending on or before the third anniversary of the closing made at TWE's request, and (y) the value discounted from the date of payment to the immediately prior anniversary date (or, in the case of a Cost Notice provided prior to the first anniversary date, the closing) of interest to be paid on the anniversary date with respect to which the Cost Notice is provided with respect to the portion of the principal amount of the Put Note equal to the amount of tax deferred pursuant to such election. On the anniversary date with respect to which the Cost Notice is provided, TWE shall pay to Advance/Newhouse an amount equal to 50% of the excess, if any, of the amount determined in clause (x) of the preceding sentence over the amount determined in clause (y) of the preceding sentence; provided that to the extent the amount calculated in clause (y) for any prior year exceeds the amount calculated in clause (x) for such year, then such excess (increased by an amount equal to interest thereon from the prior anniversary date through the anniversary date which respect to which the Cost Notice is given calculated at a rate equal to the interest rate on the Put Note) shall be added to the amount calculated in clause (y) for the subsequent year. For purposes of determining discounted value, a rate equal to the interest rate paid with respect to the Put Note shall be applied. Advance/Newhouse agrees that it will take reasonable efforts to minimize the costs arising as a result of the election to defer the payment of Sale Taxes. In the event of such acceleration, payments otherwise due under the Put Note shall be reduced in direct order of maturity. The Put Note shall bear interest at a market rate (as agreed to by TWE and Advance/Newhouse or, if they are unable to agree, then at the election of either party, by an Appraiser selected in a manner consistent with that described in paragraph (h) below). If TWE delivers a Cash Purchase Notice within the 20 business day period referred to above, then the Partnership shall not be restructured and TWE shall purchase Advance/Newhouse's Common Partnership Units on the terms described above. If TWE fails to deliver a Cash Purchase Notice within such 20 business day period, then the provisions of this Section 9 shall terminate and the Partnership shall be restructured in accordance with Section 8.2; provided, however, that following such restructuring TWE shall not be entitled to the right of first offer set forth in Section 8.4 with respect to sales of the Advance/Newhouse Asset Pool.

                  (g) (i) Any purchase and sale of Preferred Partnership
Units effected pursuant to this Section 9 shall be consummated at a closing at the offices of TWE on a business day specified by TWE (upon at least five days' notice by TWE to Advance/Newhouse) which shall be no later than 10 days following the delivery by Advance/Newhouse of the Exercise Notice or on such later date as may be agreed to by the parties. At such closing, the Partnership shall distribute to Advance/Newhouse the










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Preferred Investment Pool relating to its Preferred Partnership Units, and
Advance/Newhouse shall, pursuant to such instruments as may be reasonably requested by the Partnership, deliver to the Partnership all of its Preferred Partnership Units in appropriate form for transfer, free and clear of any lien or other encumbrances.

                           (ii) Any purchase and sale of Common Partnership
Units effected pursuant to this Section 9 shall be consummated at a closing (the "Advance/Newhouse Common Put Closing") at the offices of TWE on a business day specified by TWE (upon at least five days' notice by TWE to Advance/Newhouse) which shall be no later than one year following the delivery by Advance/Newhouse of the Exercise Notice subject to extension if reasonably necessary to obtain regulatory consents (provided that if any such necessary regulatory consents shall not have been obtained by the date which is nine months following the expiration of such one-year period, the parties shall negotiate in good faith alternative arrangements intended to achieve the economic effects of the foregoing). At the Advance/Newhouse Common Put Closing, TWE shall pay to Advance/Newhouse the Advance/Newhouse Common Put Price, reduced by the Negative Put Deferred Tax Amount and increased by the Positive Put Deferred Tax Amount, and Advance/Newhouse shall, pursuant to such instruments as may be reasonably requested by TWE, deliver to TWE all of its Common Partnership Units in appropriate form for transfer, free and clear of any lien or other encumbrance. TWE may, with the consent of such assignee, assign to TWX or any of its Affiliates its rights and obligations under this Section 9; provided that such assignment shall not relieve TWE of its obligations to Advance/Newhouse.

                  (h) For purposes of this Section 9, an Appraiser shall be a nationally recognized investment banking firm selected by two other nationally recognized investment banking firms, one selected by Advance/Newhouse and one selected by TWE; provided that if one party fails to notify the other party of its selection within the time period specified below, the Appraiser shall be the investment banking firm selected by the party that has so notified the other party of its selection. Each of Advance/Newhouse and TWE shall notify the other of its selection of an investment banking firm (which notice shall identify such firm) within ten business days following the delivery by Advance/Newhouse of the Election Notice if the Appraiser is being selected for purposes of paragraph
(d), or within five business days following the delivery by TWE of the Consideration Notice if the Appraiser is being selected for purposes of paragraph (f), and each of TWE and Advance/Newhouse shall instruct the investment banking firms so selected to select the third investment banking firm within twenty business days following delivery of the Election Notice or the Consideration Notice, as applicable. The fees, costs and expenses of the investment banking firm so selected shall be borne equally by the parties and each party shall bear the fees, costs and expenses of the investment banking firm selected by such party.

                  (i) Notwithstanding anything to the contrary contained in this Agreement, upon exercise of the put option in accordance with this Section 9, Advance/Newhouse's representatives on the Executive Committee and on the TWE FSN Management Committee shall resign effective immediately, and Advance/Newhouse shall cease to have any rights with respect to the management of the Partnership or with









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respect to its Partnership Units, other than the right to receive the
Advance/Newhouse Preferred Put Price and the Advance/Newhouse Common Put Price in accordance with paragraph (g).

                  (j) Notwithstanding the foregoing, the put option set forth in this Section 9 shall expire upon the occurrence of a public offering of the partnership units of Advance/Newhouse (or stock of any corporate successor to Advance/Newhouse) in an amount of no less than 33% of the common equity and the listing of such partnership units (or stock) on a national securities exchange or the NASDAQ National Market System (it being understood that upon a public offering of such partnership units (or stock), Advance/Newhouse (or such corporate successor) shall use its reasonable best efforts to cause such partnership units (or stock) to be so listed or quoted.

SECTION 10 OTHER BUSINESS ACTIVITIES

         10.1 Cable Television Systems.

                  (a) Subject to paragraphs (f) and (g), in the event Advance/Newhouse or TWE or their respective Affiliates desire to pursue any opportunity to acquire or make an investment in any business, (i) the majority of the revenues of which are derived from the operation of cable television systems or (ii) consisting of cable television systems serving more than 25,000 Subscribers (a "System Opportunity"), then such Partner (the "Notifying Partner") shall notify the other Partner and the Partnership in writing of such System Opportunity and describe such System Opportunity in reasonable detail (an "Opportunity Notice").

                  (b) Subject to paragraphs (f) and (g), in the event the System Opportunity is within the DMA of the Partnership Systems and not in the DMA of the Other TWE Systems (including, for this purpose only, any cable television systems owned by TWX, Paragon and USW), then the Partnership shall have the first right, exercisable by delivery of written notice to the Notifying Partner within ten business days following delivery of the Opportunity Notice, to pursue such System Opportunity. If either (x) the Partnership does not elect to pursue such System Opportunity within such period on account of Advance/Newhouse's Executive Committee representatives not approving such acquisition, or (y) if the Partnership elects to pursue such System Opportunity but fails to consummate the acquisition of, or investment in, such System Opportunity within one year of such election, then TWE or its Affiliates shall have the right to pursue such System Opportunity. If either (x) the Partnership does not elect to pursue such System Opportunity within such period on account of TWE's Executive Committee representatives not approving such acquisition, or (y) the Partnership elects to pursue such System Opportunity but fails to consummate the acquisition of, or investment in, such System Opportunity within one year of such election, then Advance/Newhouse shall have the right to pursue such System Opportunity. In the event the System Opportunity (i) is within a Preferred Cluster Area, or (ii) is within the DMA of the Partnership Systems and is owned by a multiple system cable operator acquired by TWE or Advance/Newhouse (or an Affiliate of either), then the Partnership must acquire







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or invest in such System Opportunity unless such acquisition cannot be effected on financially reasonable terms.

                  (c) In the event the System Opportunity is within the DMA of the Other TWE Systems (including for this purpose any cable television systems owned by TWX, Paragon Communications or USW), then TWE or a TWE Affiliate shall have the first right, exercisable by delivery of written notice to the Notifying Partner within 10 business days following delivery of the Opportunity Notice, to pursue such System Opportunity. If TWE or such Affiliate does not elect to pursue such System Opportunity within such period, or if TWE or such Affiliate elects to pursue such System Opportunity but fails to consummate the acquisition of, or investment in, such System Opportunity within one year of such election, then the Partnership shall have the right to pursue such System Opportunity. If the Partnership does not elect to pursue such System Opportunity on account of TWE's Executive Committee representatives not approving such acquisition, then Advance/Newhouse shall have the right to pursue such System Opportunity not pursued by TWE or the Partnership, as the case may be.

                  (d) Subject to paragraphs (f) and (g), in the event the System Opportunity is in a geographic area other than those described in paragraphs (b) and (c) above, then each of TWE or a TWE Affiliate and the Partnership shall have the right, exercisable by delivery of written notice to the Notifying Partner within ten business days following delivery of the Opportunity Notice, to pursue such System Opportunity pro rata based on the number of Subscribers to the Other TWE Systems and the Partnership Systems, respectively. If either TWE or such Affiliate or the Partnership (on account of TWE's representatives on the Executive Committee not approving such acquisition) does not elect to pursue such System Opportunity within such period, and Advance/Newhouse elects to so pursue such opportunity, or if TWE or such Affiliate or the Partnership elects to pursue such System Opportunity but fails to consummate the acquisition of, or investment in, such System Opportunity within one year of such election, then Advance/Newhouse shall have the right to pursue the System Opportunity not pursued by TWE or the Partnership, as the case may be.

                  (e) Subject to paragraphs (f) and (g), in the event a System Opportunity includes cable television systems in more than one of the geographic areas described in paragraphs (b), (c) and (d) above, then such cable television systems shall be grouped in the appropriate category, and such groups of cable television systems shall be treated in the manner described in paragraph (b),
(c) or (d), as applicable.

                  (f) Notwithstanding the foregoing, TWE and its Affiliates shall be permitted to pursue and acquire or invest in any System Opportunity without the consent of the Partnership; provided that if, in accordance with this Section 10.1, (i) the Partnership shall be required to pursue such System Opportunity (or a portion thereof) and/or (ii) the Partnership shall have the right to pursue such System Opportunity (or a portion thereof) and shall elect so to pursue such System Opportunity (or such portion thereof), then TWE or its Affiliates shall use reasonable best efforts to transfer or assign as promptly as practicable, and shall assign after receipt of any necessary regulatory






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                                                                              71


consents, the economic benefits of the System Opportunity (or such portion thereof) to the Partnership (in a manner and at a time intended to preserve any deferral of tax on such acquisition and otherwise minimize the taxes payable in connection with such transaction) at a price, payable in tax efficient consideration equal to the fair market value of the System Opportunity (or such portion thereof) transferred or assigned to the Partnership; provided that if the Partnership shall have the right to pursue such System Opportunity (or portion thereof), but shall elect not to pursue such System Opportunity (or portion thereof) on account of TWE's Executive Committee representatives not approving the pursuit of such opportunity, and Advance/Newhouse shall elect to pursue such System Opportunity (or portion thereof), then TWE or its Affiliates shall use reasonable best efforts to transfer or assign to Advance/Newhouse its pro rata share of such System Opportunity (or portion thereof) on the terms described above.

                  (g) Notwithstanding the foregoing, Advance/Newhouse and its Affiliates shall be permitted to pursue and acquire or invest in any System Opportunity without the consent of the Partnership; provided that if, in accordance with Section 10.1, (i) the Partnership shall be required to pursue such System Opportunity (or a portion thereof) and/or (ii) the Partnership and/or TWE shall have the right to pursue such System Opportunity (or a portion thereof) and shall elect to pursue such System Opportunity (or such portion thereof), then Advance/Newhouse or its Affiliates shall use reasonable best efforts to transfer or assign as promptly as practicable, and shall assign to the Partnership and/or TWE after receipt of any necessary regulatory consents, the economic benefits of the System Opportunity (or such portion thereof) to the Partnership (in a manner and at time intended to preserve any deferral of tax on such acquisition and otherwise minimize the taxes payable in connection with such transaction) at a price, payable in tax efficient consideration equal to the fair market value of the System Opportunity (or such portion thereof) transferred or assigned to the Partnership and/or TWE; provided that if the Partnership shall have the right to pursue such System Opportunity (or portion thereof), but shall elect not to pursue such System Opportunity (or portion thereof) on account of Advance/Newhouse's Executive Committee representatives not approving the pursuit of such opportunity, and TWE shall elect to pursue such System Opportunity (or portion thereof), then Advance/Newhouse or its Affiliates shall use reasonable best efforts to transfer or assign to TWE its pro rata share of such System Opportunity (or portion thereof) (in addition to any portion thereof otherwise assigned to TWE pursuant to this Section 10.1(g)) on the terms described above.

         10.2 Programming Opportunities.

                  (a) In the event the TWE Cable Division or its Controlled Affiliates desire to pursue any opportunity to acquire or make an equity investment in any programming business that is distributed or distributable through the facilities of cable television systems, by direct-to-home satellite or video dial-tone, microwave, or other telephony distribution mechanism (a "Programming Opportunity"), then TWE and the Partnership shall participate in such Programming Opportunity pro rata based on the number of Subscribers of the Other TWE Systems and the Partnership Systems,







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respectively, and, with respect to regional programming, based on the number of
Subscribers to the Partnership Systems and Other TWE Systems, respectively, in the region targeted by such programming. Notwithstanding the foregoing, TWE and its Affiliates shall be permitted to pursue and acquire or invest in any Programming Opportunity without the consent of the Partnership provided that TWE and its Affiliates shall use reasonable best efforts to transfer or assign as promptly as practicable, and shall assign after receipt of any necessary regulatory consents, the economic benefit to the Partnership of its pro rata share of such Programming Opportunity (in a manner and at a time intended to preserve any deferral of tax on such acquisition and otherwise minimize the taxes payable in connection with such transaction) at a price, payable in tax efficient consideration, equal to the Partnership's pro rata portion of the fair market value of such Programming Opportunity.

                  (b) In the event Advance/Newhouse or TWE or their respective Affiliates develop a Programming Opportunity that is offered to and invested in by other multiple system cable operators ("Other Programming Investors"), then, except for the interest therein held by Advance/Newhouse or TWE on account of such development activities, subject to the approval of both Partners, the Partnership shall be entitled to participate in such Programming Opportunity, at least pro rata with the Other Programming Investors, based on the relative carriage commitments, with respect to such programming, of the Partnership Systems and the cable television systems operated by the Other Programming Investors, respectively (or if such investment opportunity is not offered in exchange for carriage commitments, then on some other equitable basis).

         10.3 Other Services.

                  (a) In the event Advance/Newhouse or any of its Affiliates engaging in activities that are similar to activities engaged in by the TWE Cable Division or that are in the Long Term Strategic Plan (any "Advance Newhouse Cable Affiliate") or the TWE Cable Division or its Controlled Affiliates desire to pursue any opportunity to acquire or make an investment in any business relating to video, programming, data, telephony or other services that are to be offered substantially through cable television systems (an "Ancillary Business Opportunity") in the franchise area of the Partnership Systems, then the Partnership shall have the first right to pursue such Ancillary Business Opportunity. In the event the Partnership rejects any such Ancillary Business Opportunity (on account of TWE's representatives on the Executive Committee not approving such participation), then Advance/Newhouse shall have the next right, at its option, to pursue such Ancillary Business Opportunity. In the event the Partnership rejects any such Ancillary Business Opportunity (on account of Advance/Newhouse's representatives on the Executive Committee not approving such participation), then TWE shall have the right, at its option, to pursue such Ancillary Business Opportunity. In the event Advance/Newhouse or any Advance/Newhouse Cable Affiliate or the TWE Cable Division or its Controlled Affiliates desire to pursue any Ancillary Business Opportunity in the franchise area of the Other TWE Systems, then TWE shall have the first right to pursue such Ancillary Business Opportunity.






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                                                                              73


                  (b) In the event Advance/Newhouse or any Advance/Newhouse Cable Affiliate or the TWE Cable Division or its Controlled Affiliates desire to pursue any Ancillary Business Opportunity in a franchise area not covered by
Section 10.3(a), then each of TWE and the Partnership shall have the right to participate in such Ancillary Business Opportunity pro rata based on the number of Subscribers to the Other TWE Systems and the Partnership Systems, respectively. If the TWE Cable Division or any of its Controlled Affiliates elects to participate in an Ancillary Business Opportunity that the Partnership rejects (on account of TWE's representatives on the Executive Committee not approving such participation), then Advance/Newhouse shall have the right, at its option, to participate in the Ancillary Business Opportunity pro rata as set forth above.

                  (c) In the event the Partnership is foreclosed from participating in any Ancillary Business Opportunity by virtue of any of the restrictions contained in the Modification of Final Judgment or any regulatory restrictions imposed by the FCC, or other restrictions arising out of USW's ownership interest in TWE, including its participation in the TWE Full Service Network Management Committee, then one of the Service Partnerships (as defined in the Contribution Agreement) shall have the right to participate in such Ancillary Business Opportunity to the same extent as the Partnership would have had but for the restrictions contained in the Modification of Final Judgment.

                  (d) Notwithstanding paragraphs (a) and (b) above, TWE and its Affiliates shall be permitted to pursue and acquire or invest in any Ancillary Business Opportunity without the consent of the Partnership; provided that if, in accordance with this Section 10.3, the Partnership shall have the right to pursue such Ancillary Business Opportunity (or a portion thereof) and shall elect so to pursue such Ancillary Business Opportunity (or such portion thereof), then TWE and its Affiliates shall use reasonable best efforts to transfer or assign as promptly as practicable, and shall assign after receipt of any necessary regulatory consents, the economic benefits of the Ancillary Business Opportunity (or such portion thereof) to the Partnership (in a manner and at a time intended to preserve any deferral of tax on such acquisition and otherwise minimize the taxes payable in connection with such transaction) at a price, payable in tax efficient consideration equal to the fair market value of the Ancillary Business Opportunity (or such portion thereof) transferred or assigned to the Partnership; provided that if the Partnership shall have the right to pursue such Ancillary Business Opportunity (or portion thereof), but shall elect not to pursue such Ancillary Business Opportunity (or portion thereof) on account of TWE's Executive Committee representatives not approving the pursuit of such opportunity, and Advance/Newhouse shall elect to pursue such Ancillary Business Opportunity (or portion thereof), then TWE or its Affiliates shall use reasonable best efforts to transfer or assign to Advance/Newhouse its appropriate share of such Ancillary Business Opportunity (or portion thereof) to Advance/Newhouse on the terms described above.

         10.4 Programming Carriage Commitment. During the term of the Partnership, TWE shall cause the distribution of programming services developed and primarily owned by Advance/Newhouse or its Affiliates to a number of Subscribers equal to at least one-third of the total Subscribers to the Partnership Systems. In addition, the








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Partnership will provide equal distribution over the Partnership Systems to any programming services developed and primarily owned by TWE and to any similarly situated (in content, targeted viewers, notoriety, etc.) programming services developed and primarily owned by Advance/Newhouse. For the purposes of the foregoing, to the extent technologically feasible, TWE will afford similar treatment to data, video, on-line and other similar services.

         10.5 Advance/Newhouse Right of First Offer. If at any time during the term of the Partnership, the Partnership seeks to sell any cable television system (a "Subject System") for consideration consisting exclusively of cash and/or debt issued by the purchaser of the Subject System, the Partnership shall give Advance/Newhouse written notice thereof (a "Sale Notice"), which notice shall specify the price and other material terms (collectively, the "Sale Terms") on which it would be willing to sell such cable television systems. For a period of 60 days (or 90 days with respect to sales of cable television systems for which consent is not required pursuant to Section 3.2(h)) following delivery of the Sale Notice, Advance/Newhouse shall have the right to elect to purchase the Subject System from the Partnership on the Sale Terms. If Advance/Newhouse fails to elect to purchase the Subject System within such 60-day (or 90-day, as applicable) period, or if Advance/Newhouse elects to purchase the Subject System but fails to consummate such purchase within one year from delivery of the Sale Notice, subject to extension if reasonably necessary to obtain regulatory consents (provided that if such necessary regulatory consents shall not have been obtained by the date which is nine months following the expiration of such one-year period, the parties shall negotiate in good faith alternative arrangements intended to achieve the economic effects of the foregoing transaction), the Partnership may sell the Subject System to a third party at a price and on other material terms no more favorable to such third party than the Sale Terms.

SECTION 11 BOOKS AND RECORDS; ACCOUNTING; FISCAL YEAR

         11.1 Books and Records. The Partnership's books and records, including a register showing the names and addresses of the Partners, shall be maintained at the principal office of the Partnership at the location specified in Section
2.5. The Partnership shall keep current and complete records and books of account in which shall be entered fully and accurately all transactions of the Partnership. All such books and records shall be available for inspection and copying by the Partners or their duly authorized representatives during ordinary business hours. The books of the Partnership shall be kept on an accrual basis of accounting and in accordance with generally accepted accounting principles consistently applied.

         11.2     Annual Financial Statements.

                  (a) Within ninety (90) days after the end of each Fiscal Year of the Partnership (but in any event as soon as prepared) the Partnership shall furnish to each Partner audited financial statements, including an audited balance sheet and an audited income statement, showing the financial condition of the Partnership as of the close of such Fiscal Year and the results of its operations during such Fiscal Year, together with a










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statement of cash flow and additional statements, schedules and footnotes as are customary in a complete accountant's report (all of the foregoing referred to hereinafter collectively as the "Partnership Financial Statements"). The Partnership Financial Statements shall include a report of the independent auditors of the Partnership, which shall only contain the unqualified opinion of such independent auditors.

                  (b) The Advance/Newhouse Accountants shall participate with the TWE Accountants in the audit of the Partnership financial records. TWE and Advance/Newhouse shall cause the TWE Accountants and the Advance/Newhouse Accountants, respectively, to cooperate fully with each other in the audit of the Partnership financial records. The Partnership shall grant both the TWE Accountants and the Advance/Newhouse Accountants complete access to the Partnership's books and records, and to the Partnership's employees, in connection therewith. Nothing contained in the foregoing shall be construed to limit the performance by the TWE Accountants of the tasks such accountants believe need to be performed by them in order to render an opinion with respect to the Partnership's financial statements. Notwithstanding the foregoing, any audited financial statements of the Partnership contained in public filings (including filings with the Securities and Exchange Commission) made by TWX and TWE shall only contain audit reports of the TWE Accountants.

                  (c) One-third of the total amount paid by the Partnership with respect to its regular audits for the applicable Fiscal Year for fees and expenses to its independent auditors shall be paid to the Advance/Newhouse Accountants. Any fees and expenses of the TWE Accountants with respect to such audits in excess of two-thirds of such total amount shall be paid by TWE, and any fees and expenses of the Advance/Newhouse Accountants with respect to such audits in excess of one-third of such total amount shall be paid by Advance/Newhouse.

         11.3 Additional Financial Information. The Managing Partner shall deliver to each Partner the following financial information, all of which shall be prepared in accordance with GAAP (except as otherwise specifically noted) and shall set forth information regarding the operations of the Partnership (including the Beneficial Assets and Subsidiary Beneficial Assets) as a whole:

                  (a) Within 45 business days after the end of each quarter, beginning with the quarter in which the Initial Closing Date occurs, a balance sheet as of the end of such quarter and the related statements of income or loss, Partner's capital (deficiency), and cash flows for the interim period through the end of such quarter and for the quarter then ended, and setting forth in each case in comparative form the figures for the comparable period of the previous Fiscal Year; and

                  (b) Within 15 business days after such information is prepared, beginning on the Initial Closing Date, any other financial information with respect to the Partnership that is provided to senior management including, without limitation, division-by-division monthly cash flow statements.






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         11.4 Tax Return Information. As soon as reasonably practicable following the end of each fiscal year, but in no event later than July 31 following the end of such Fiscal Year, the Partnership shall furnish to each Partner a preliminary draft Schedule K-1 of the Partnership. As soon as practicable thereafter, the Partnership shall furnish to each Partner a final report of the Preferred Profit or Preferred Loss, and the Net Profit or Net Loss, and distributions, if any, for such Fiscal Year, a schedule setting forth each Partner's Capital Account as at the end of the period covered by such statements and a Schedule K-1 for each Partner, a copy of the Partnership's federal and state tax returns, and other information required by applicable tax regulations or necessary for each Partner to prepare its federal, state, and local tax returns.

         11.5 Other Information. The Managing Partner promptly shall deliver to each Partner all internally prepared and distributed management and other reports with respect to the operations of the Partnership that are delivered to members of a board of directors or senior management. Any information or report furnished to one Partner (in its capacity as such) shall simultaneously be furnished to the other Partners. In addition, the Managing Partner promptly shall deliver to each Partner any report, appraisal or document prepared for the Partnership by any accountant, appraiser, attorney, management consultant, engineer or other third party that is delivered to members of a board of directors or senior management and any such report, appraisal or document reasonably requested by Advance/Newhouse. For purposes of the foregoing, "senior management" shall mean the following officers of the TWE Cable Division (or persons having comparable responsibilities): the Chairman and Chief Executive Officer (currently, Joseph J. Collins), the President (currently, Glenn A. Britt), the Senior Executive Vice President (currently, Thomas M. Rutledge), the Chief Financial Officer (currently, Tommy J. Harris), the Executive Vice Presidents responsible for telephony (currently, Ann Burr) and for cable television systems owned by the Partnership (currently, John Bickham, Theodore
J. Cutler, Jim Fellhauer and Carl Rossetti), the Senior Vice Presidents whose responsibilities significantly relate to the operations of the Partnership (currently, David E. O'Hayre, James Chiddix, Kevin Leddy, John Newton, Lynn Yaeger, Rick Davies and Fred Dressler), the Vice President of Marketing (currently, Brian Kelley), the Senior Vice President of Information Technology (currently, Roger Workman) and the Presidents of the operating divisions, if any, of the Time Warner Cable Division (currently, none). Further, the term "reports" shall include any correspondence to or from such senior management individuals which relate to the operations of the Partnership, except it shall not include preliminary drafts or material prepared in connection with or in preparation for adversarial proceedings between TWE and Advance/Newhouse.

         11.6 Bank Accounts. The Partnership shall maintain bank accounts in such banks or institutions as the Managing Partner from time to time shall select, and such accounts shall be drawn upon by check signed by such person or persons, and in such manner, as may be designated by the Managing Partner. All moneys of the Partnership shall be deposited in the bank or other financial institution account or accounts of the Partnership. Partnership funds shall not be commingled with those of any other Person without the consent of all Partners.







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                                                                              77



         11.7 Other Audit Procedures. Advance/Newhouse shall have the right, at its cost and expense, to cause the Advance/Newhouse Accountants to audit any Partnership activities and to perform the audit procedures that it deems advisable in its sole and absolute discretion. TWE shall cause the TWE Accountants and the Partnership to cooperate fully with the Advance/Newhouse Accountants and shall grant the Advance/Newhouse Accountants complete access to the Partnership's books and records, and to the Partnership's employees, in connection therewith.

         11.8 Tax Allocations. No later than 45 days prior to the filing of the Partnership's federal information return and Schedules K-1 thereto, the Managing Partner shall deliver a draft of such return to the Advance/Newhouse Accountants, together with such workpapers as are necessary for the Advance/Newhouse Accountants to review the proposed determinations of Special Income, Maximum Income Amount, and Net Tax Amount of each of the Partners, together with the allocations required by Sections 5.3(b)(iii) and 5.3(d)(ii). The Advance/Newhouse Accountants shall promptly review such proposed determinations and allocations and shall deliver, within 30 days after receipt of the draft return and necessary workpapers, a report ("Adjustment Report") setting forth in reasonable detail the determinations and allocations with which such Accountants disagree. Thereafter, the Managing Partner and the Advance/Newhouse Accountants shall endeavor in good faith to agree to such determinations and allocations prior to the filing of the Partnership's information returns. If any dispute cannot be resolved by the Managing Partner and the Advance/Newhouse Accountants within 10 days after the delivery of the Adjustment Report, the disputed matters shall be referred to a mutually satisfactory independent public accounting firm of national stature which has not been employed by any Partner for the two year preceding the date of such referral, such firm to be selected by the TWE Accountants and the Advance/Newhouse Accountants. In settling any disputed matter (other than a disputed matter arising in connection with a restructuring pursuant to Section
8.2 or a put of the Advance/Newhouse interest pursuant to Section 9), such independent public accounting firm shall apply the understanding of the Partners that on an annual basis the after-tax positions of the Partners with respect to the contributed assets are to be in proportion to their respective Percentage Interests (assuming all Partners are taxable at the Special Effective Tax Rate). The fees of such firm shall be paid by the Partners in accordance with their Percentage Interests.

SECTION 12 DISSOLUTION

         12.1 Causes of Dissolution. To the extent permitted by the Act, the Partnership shall dissolve upon the first to occur of the following dates or events:

                  (a) the termination of the Contribution Agreement, prior to the Initial Closing Date, in accordance with its terms;

                  (b) the sale, exchange, involuntary conversion, or other disposition of all or substantially all of the assets of the Partnership (including the Beneficial Assets and the Subsidiary Beneficial Assets);








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                  (c) the expiration of the term of the Partnership as specified in Section 2.3 or the restructuring of the Partnership pursuant to Section 8; or

                  (d) the bankruptcy (within the meaning of Section 1531(5), or any successor provision, of the Act) of any Partner.

         12.2 Effect of Dissolution. Upon the dissolution of the Partnership, the Partnership shall cease its regular business operations, except for the taking of such actions as shall be necessary for the performance and discharge of the Partnership's obligations, the winding-up of its affairs, and the liquidation and distribution of its assets in accordance with the provisions of this Agreement.

         12.3 Winding Up and Liquidation.

                  (a) Liquidator. Upon the dissolution of the Partnership, the Managing Partner shall act as liquidator (the "Liquidator") to wind up the Partnership; provided, however, if the Managing Partner is the subject of a bankruptcy proceeding, the other Partners shall act as Liquidator. The Liquidator shall have full power and authority, subject to Section 3.2, to sell, assign, and encumber any or all of the Partnership's assets and to wind up and liquidate the affairs of the Partnership in an orderly and businesslike manner.

                  (b) Application of Proceeds. The proceeds of liquidation shall be applied first to the payment of the debts and liabilities of the Partnership (including any loans to the Partnership made by any Partner), the expenses of liquidation, and the establishment of any reserves that the Liquidator deems necessary for potential or contingent liabilities of the Partnership. In the event that Section 8.2 is applicable, the remaining assets of the Partnership shall be distributed in accordance with Section 8.2. In the event that Section
8.2 is not applicable the remaining assets of the Partnership shall be distributed to the Partners as provided in Section 5.1(d).

                  (c) Final Accounting. Upon the dissolution and winding up of the Partnership, a proper accounting shall be made from the date of the last previous accounting to the date of winding up.

                  (d) Statement of Liquidation. Within a reasonable time following the completion of the liquidation of the Partnership, the Liquidator shall submit a statement (which need not be audited) to each Partner setting forth the assets and liabilities of the Partnership as of the date of liquidation and the amount of the distribution to each Partner pursuant to
Section 5.1(c).

                  (e) Effect of Withdrawal of a Partner. To the extent permitted by the Act, the withdrawal of a Partner shall not alter the allocations and distributions to be made to the Partners pursuant to this Agreement.








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                  (f) Termination of Partnership. Upon the completion of the distribution of the Partnership's assets and the proceeds of liquidation as provided in this Section 12.3, the Partnership shall be terminated.

SECTION 13 INDEMNIFICATION

         13.1 Indemnification by Partnership. The Partnership shall indemnify and save harmless each Partner, the officers, directors, and stockholders of each Partner and its Affiliates, and the officers and employees of the Partnership, from any loss, damage, or expense incurred by any of them by reason of any act or omission to act on behalf of the Partnership (including any action or omission by the Partner acting as Tax Matters Partner), performed by any of them in good faith and without gross negligence, willful misconduct, or breach of this Agreement. Any reasonable expenses incurred by any indemnified person pursuant to this Section 13.1 in defending any civil or criminal action, suit or proceeding (or the threat thereof), other than a claim, action, suit, or proceeding brought by the Partnership, which is based, in whole or in part, upon any alleged act or omission to act on behalf of the Partnership shall be borne and paid by the Partnership in advance of the final disposition of such action, suit, or proceeding (or the threat thereof) upon receipt of a reasonably satisfactory undertaking by or on behalf of the indemnified person to repay to the Partnership the amount of such expenses if it shall ultimately be determined that such person is not entitled to the indemnification provided for under this
Section 13.1. Any indemnity under this Section 13.1 shall be provided out of and to the extent of the Partnership's assets only.

         13.2 Indemnification by Partners. Each Partner shall indemnify and save harmless the Partnership and each other Partner and former Partner, the officers, directors, and stockholders of each other Partner and former Partner, and any of their respective officers, directors, shareholders, partners, employees, agents, and Affiliates, from any loss, damage, or expense incurred by any of them by reason of or resulting from any unauthorized act taken by such Partner in the name of the Partnership or the other Partner. Any reasonable expenses incurred by any Person entitled to indemnification pursuant to this
Section 13.2 in defending any civil or criminal action, suit, or proceeding (or the threat thereof) by reason of or resulting from any such indemnified matter shall be borne and paid by the indemnifying Partner in advance of the final disposition of such action, suit or proceeding (or the threat thereof) upon receipt of a reasonably satisfactory undertaking by or on behalf of the indemnified Person to repay to the indemnifying Partner the amount of such expenses if it shall ultimately be determined that such Person is not entitled to the indemnification provided for under this Section 13.2.

         13.3 Procedures. With respect to the indemnities provided above in this
Section 13, an indemnified party shall, with respect to any claim made against such indemnified party for which indemnification is available, notify the indemnifying party in writing of the nature of the claim as soon as practicable but not more than ten days after the indemnified party shall have received notice of the assertion thereof before any court or governmental authority. The failure by an indemnified party to give notice as provided in the foregoing sentence shall not relieve the indemnifying party of its obligations under this Section except to the extent that the failure results in the failure of








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actual notice to the indemnifying party and the indemnifying party is damaged as a result of the failure to give notice. Upon receipt of notice by an indemnifying party from an indemnified party of the assertion of any such claim, the indemnifying party shall employ counsel reasonably acceptable to the indemnified party and shall assume the defense of such claim. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized by the indemnifying party, (b) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (c) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action. Whether or not the Partnership chooses to defend or prosecute a claim, each Partner shall, to the extent requested by the Partnership and at the Partnership's expense, cooperate in the prosecution or defense of such claim and shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may reasonably be requested in connection therewith.

         13.4 Survival. The provisions of this Section 13 shall survive the withdrawal of any Partner from the Partnership and the dissolution of the Partnership.

SECTION 14 REPRESENTATIONS

         Each Partner represents and warrants to the other Partners as follows:

         14.1 Organization, Standing, and Authority. Such Partner is a partnership duly organized, validly existing, and in good standing under the laws of its state of organization. Such Partner has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by it hereunder and thereunder.

         14.2 Absence of Conflicting Agreements. Except as disclosed in the Contribution Agreement, the execution, delivery, and performance of this Agreement and the documents contemplated hereby by such Partner (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) do not and will not conflict with any provision of the partnership agreement or other organizational document of such Partner;
(c) do not and will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule,






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                                                                              81


regulation, or ruling of any court or governmental instrumentality; and (d) do not and will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which either such Partner or any of its Affiliates is a party or by which either such Partner or any of its Affiliates may be bound.

         14.3 Claims and Legal Actions. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, in progress or pending, or to the knowledge of such Partner, threatened, against or relating to such Partner or any of its Affiliates, and no order, decree, or judgment has been issued against such Partner or any of its Affiliates, that may impair such Partner's ability to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by it under this Agreement and the documents contemplated hereby.

SECTION 15 MISCELLANEOUS

         15.1 Acknowledgments. Each Partner affirms and acknowledges that no representations, warranties, or statements have been made to it by any party to this Agreement other than those expressly set forth in this Agreement and the Contribution Agreement and that, in entering into this Agreement, it has not relied upon anything done or said with respect to this Agreement or with respect to the relationship between the parties, other than as expressly set forth in this Agreement and the Contribution Agreement.

         15.2 Bill for Partition. Each of the Partners covenants that neither it nor any Person claiming through or under it will file a bill for partition of the Partnership property.

         15.3 Notices. All notices and other communications hereunder shall be
(a) in writing (except to the extent otherwise expressly provided hereunder);
(b) delivered by telecopy, by commercial overnight or same-day delivery service with all delivery costs paid by sender, or by registered or certified mail with postage prepaid, return receipt requested; (c) deemed given on the date and at the time shown on the telecopy confirmation of receipt (if delivered by telecopy), on the date and at the time (if recorded) of delivery by the commercial delivery service, as shown in the records thereof (if delivered by commercial overnight or same-day delivery service), or on the date shown on the return receipt (if delivered by registered or certified mail); and (d) addressed to the parties at their addresses specified on the signature page to this Agreement (or at such other address for a party as shall be specified by like notice).

         15.4 Amendments. This Agreement may not be amended nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing signed by each Partner; provided that Advance/Newhouse hereby agrees to any amendments or modifications to this Agreement necessitated by (i) the distribution by TWE of its Partnership Interest to the partners of TWE (upon a liquidation of TWE









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otherwise permitted by Section 6.1) or (ii) the incorporation of TWE pursuant to
Article XIII of the TWE Partnership Agreement or otherwise, provided such amendments or modifications do not adversely affect Advance/Newhouse.

         15.5 Waivers and Further Assurances; Entire Agreement. Any waiver of any terms or conditions of this Agreement shall be in writing and shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision of this Agreement operate as a waiver of such provision or of any other provision of this Agreement. Each of the Partners agrees to execute all such further instruments and documents and to take all such further action as the other Partners may reasonably require in order to effectuate the terms and purposes of this Agreement. The Partners agree that this Agreement, including the Exhibits to this Agreement, and the other agreements expressly contemplated hereby constitutes the entire agreement between them with respect to the subject matter of the Partnership (other than the Contribution Agreement and the exhibits and schedules thereto) and supersedes all prior agreements and understandings between them as to such subject matter, and there are no restrictions, agreements, arrangements, or undertakings, oral or written, between the Partners relating to the Partnership which are not fully expressed or referred to herein.

         15.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

         15.7 Specific Enforcement; Attorneys Fees. The Partners agree that the remedy at law for damages upon violation of the terms of this Agreement would be inadequate because the Partnership Interests and the business of the Partnership are unique. Therefore, the Partners agree that the provisions of this Agreement may be specifically enforced by any court of competent jurisdiction, and each Partner and its respective transferees agree to submit to the jurisdiction of the court where any such action for specific performance is brought. If any Partner defaults in its performance of any of the terms and conditions of this Agreement and if, as a result of such default, a lawsuit seeking damages, specific performance, or any other remedy is filed by the other Partner, then, in that event, the prevailing party in such a lawsuit shall be entitled to obtain attorney's fees from the losing party in such amount as shall be determined by the court to be reasonable under the circumstances.

         15.8 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one complete set of such counterparts.









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                                                                              83



         15.9 Captions; Gender. Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

         15.10 Governing Law; Venue; Disputes. This Agreement shall be governed by the internal laws of the State of New York. Any action, suit or proceeding shall be prosecuted as to any party hereto in the County of New York, State of New York.

         15.11 Binding Effect. This Agreement shall bind and inure to the benefit of each of the Partners and their successors and permitted assigns.

         15.12 Third Parties. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Partnership or any Person other than a Partner.

         15.13 Confidentiality. Each Partner agrees that it shall not, directly or indirectly, without the prior written consent of any other Partner, use for its own benefit (except as a Partner of the Partnership) or disclose to any Person any information, trade secrets, confidential customer information, patents, patent rights, technical data, or know-how relating to the products, processes, methods, equipment, or business practices of the Partnership, except
(a) to the extent any of the foregoing is or becomes available to the public other than as a result of disclosure by such Partner or any of its Affiliates or the directors, officers, employees, agents, advisors, and controlling persons of it or any of its Affiliates, (b) subject to the terms of an appropriate confidentiality agreement, as necessary to effect a transaction under Section 6,
(c) as may be required by law (including without limitation the federal and state securities laws and the rules and regulations of applicable stock exchanges or comparable market systems), and (d) as any Partner may disclose to its lenders, rating agencies, and business and financial advisors. If any Partner is required by applicable law or regulation or by legal process to disclose any of the foregoing, it will provide any other Partner with prompt notice thereof, to the extent practicable under the circumstances, to enable it to seek an appropriate protective order.

         15.14 Liability of Partners. No Partner shall have any liability for the debts or obligations of the Partnership owed to any other Partner or its Affiliates arising under this Agreement or the Contribution Agreement.






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                                                                              84

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  ADVANCE/NEWHOUSE PARTNERSHIP
                                  5015 Campuswood Drive
                                  East Syracuse, New York 13057

                                  By: Advance Cable Holdings Corp.
                                      General Partner


                                  By: /s/ Robert J. Miron
                                      _________________________________________
                                      Name:  Robert J. Miron
                                      Title: President

                                  By: Newhouse Broadcasting Corporation,
                                      General Partner


                                  By: /s/ Robert J. Miron
                                      _________________________________________
                                      Name: Robert J. Miron
                                      Title: Vice President


                                  TIME WARNER ENTERTAINMENT COMPANY, L.P.
                                  75 Rockefeller Plaza
                                  New York, New York 10019


                                  By: /s/ Spencer B. Hays
                                      _________________________________________
                                      Name: Spencer B. Hays
                                      Title: Vice President


                                  PARAGON COMMUNICATIONS
                                  75 Rockefeller Plaza
                                  New York, New York 10019

                                  By: KBL COMMUNICATIONS, INC., as
                                      General Manager


                                  By: /s/ Spencer B. Hays
                                      _________________________________________
                                      Name: Spencer B. Hays
                                      Title: Executive Vice President

EXHIBIT A
(to Transaction Agreement No. 4)






                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT

                                       OF

             TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP

                          Dated as of February 1, 2001


                                  [SEE TAB 9]

                                  SCHEDULE 3.2



DMA LISTS FOR NY, NC, SC AND FL

NY

1.       Albany -Schenectady -Troy (52) (excluding VT)

2.       Binghamton (154)

3.       Buffalo (Jamestown) (40)

4.       Burlington, VT -Plattsburgh, NY (Hartford, VT) (91) [3 NY counties only]

5.       Elmira (170)

6.       Rochester (75)

7.       Syracuse (72)

8.       Utica (169)

9.       Watertown -Carthage (174)

NC, SC

1.       Charlotte (Hickory) (28)

2.       Greensboro - Winston-Salem - High Point (Burlington) (46)

3.       Greenville -New Bern -Washington (Morehead City) (106)

4.       Raleigh -Durham (Fayetteville, Goldsboro & Rocky Mount) (29)

5.       Wilmington (152)

6.       Columbia S.C. (88)

7.       Florence - Myrtle Beach S.C. (111)(1)


FL





--------
(1) Plus that portion of the Partnership's Surfside S.C. system which falls in the Charleston S.C. (117) DMA.

1.       Orlando -Daytona Beach -Melbourne (22)

2.       Tampa -St. Petersburg (Lakeland) (15)